                               U.S. $80,000,000

                               CREDIT AGREEMENT

                          dated as of August 31, 1994

                                     among

                         DURA AUTOMOTIVE SYSTEMS, INC.
                               as the Borrower,

                                      and
                   CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                as the Lenders,

                                      and

                    THE BANK OF NOVA SCOTIA, COMERICA BANK
                      AND THE CHASE MANHATTAN BANK, N.A.,
                         as Co-Agents for the Lenders

                                      and

                               CONTINENTAL BANK,
                           as Agent for the Lenders

                               TABLE OF CONTENTS
                               -----------------

Section                                                                  Page
- -------                                                                  ----
                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS...................   2

1.1.    Defined Terms.....................................................   2
1.2.    Use of Defined Terms..............................................  29
1.3.    Cross-References..................................................  30
1.4.    Accounting and Financial Determinations...........................  30

                                  ARTICLE II
                COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                   NOTES AND LETTERS OF CREDIT............................  31

2.1.    Commitments.......................................................  31
2.1.1.  Term Loan Commitments.............................................  31
2.1.2.  Revolving Loan Commitment.........................................  31
2.1.3.  Letter of Credit Terms............................................  31
2.1.4.  Lenders Not Permitted or Required to Make Loans...................  32
2.1.5.  Issuer Not Permitted or Required to Issue Letters of
        Credit............................................................  32
2.2.    Reduction of Commitment Amount....................................  32
2.3.    Borrowing Procedure and Funding Maintenance.......................  33
2.4.    Continuation and Conversion Elections.............................  33
2.5.    Funding...........................................................  34
2.6.    Issuance Procedures...............................................  34
2.6.1.  Other Lenders' Participation......................................  34
2.6.2.  Disbursements.....................................................  35
2.6.3.  Reimbursement.....................................................  35
2.6.4.  Deemed Disbursements..............................................  35
2.6.5.  Nature of Reimbursement Obligations...............................  36
2.7.    Notes.............................................................  37
2.8.    Recordkeeping.....................................................  37

                                  ARTICLE III
                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES .............  37

3.1.    Repayments and Prepayments........................................  37
3.2.    Interest Provisions...............................................  39
3.2.1.  Rates.............................................................  40
3.2.2.  Default Rates.....................................................  40
3.2.3.  Payment Dates.....................................................  40
3.3.    Fees..............................................................  41
3.3.1.  Commitment Fee....................................................  41
3.3.2.  Agent's Fee.......................................................  41
3.3.3.  Letter of Credit Fee..............................................  41
3.3.4.  Upfront Fees......................................................  41

                                  ARTICLE IV
                 CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS.............  41

4.1.     Eurodollar Rate Lending Unlawful.................................  41
4.2.     Deposits Unavailable.............................................  42
4.3.     Increased Eurodollar Rate Loan Costs, etc........................  42
4.4.     Funding Losses...................................................  42
4.5.     Increased Capital Costs..........................................  43
4.6.     Taxes............................................................  43
4.7.     Payments, Computations, etc......................................  46
4.8.     Sharing of Payments..............................................  46
4.9.     Setoff...........................................................  47
4.10.    Use of Proceeds and Benefits of Credit Extensions................  47

                                   ARTICLE V
                        CONDITIONS TO CREDIT EXTENSIONS...................  47

5.1.     Initial Credit Extensions........................................  47
5.1.1.   Resolutions, etc.................................................  47
5.1.2.   Delivery of Notes................................................  48
5.1.3.   Guaranties; Subsidiary Security Documents........................  48
5.1.4.   Pledge Agreements................................................  48
5.1.5.   Security Agreement...............................................  48
5.1.6.   Mortgages, Etc...................................................  48
5.1.7.   Insurance........................................................  48
5.1.8.   Consummation of Joint Venture....................................  49
5.1.9.   Closing Date Certificate.........................................  49
5.1.10.  Solvency, etc....................................................  49
5.1.11.  Environmental Due Diligence......................................  49
5.1.12.  Opinions of Counsel..............................................  49
5.1.13.  Borrowing Base Certificate.......................................  49
5.1.14.  Closing Fees, Expenses, etc......................................  50
5.1.15.  Capital Contributions............................................  50
5.2.     All Credit Extensions............................................  50
5.2.1.   Compliance with Warranties, No Default etc.......................  50
5.2.2.   Credit Extension Request, etc....................................  50
5.2.3.   Satisfactory Legal Form..........................................  51

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES....................  51

6.1.     Organization, etc................................................  51
6.2.     Due Authorization, Non-Contravention, etc........................  51
6.3.     Government Approval, Regulation, etc.............................  52
6.4.     Validity, etc....................................................  52
6.5.     Financial Information............................................  52
6.6.     No Material Adverse Change, etc..................................  52
6.7.     Subsidiaries.....................................................  53
6.8.     Ownership of Properties..........................................  53
6.9.     Taxes............................................................  53
6.10.    Pension and Welfare Plans........................................  53
6.11.    Environmental Warranties.........................................  54
6.12.    Regulations G, T, U and X........................................  56

6.13.       Accuracy of Information........................  56

                                  ARTICLE VII
                                   COVENANTS...............  56

7.1.        Affirmative Covenants..........................  56
7.1.1.      Financial Information, Reports, Notices, etc...  56
7.1.2.      Compliance with Laws, etc......................  59
7.1.3.      Maintenance of Properties......................  60
7.1.4.      Insurance......................................  60
7.1.5.      Books and Records..............................  62
7.1.6.      Environmental Covenant.........................  62
7.1.7       Interest Rate Risk Management Agreements.......  63
7.2.        Negative Covenants.............................  63
7.2.1.      Business Activities............................  63
7.2.2.      Indebtedness...................................  63
7.2.3.      Liens..........................................  63
7.2.4.      Financial Condition............................  64
7.2.5.      Investments....................................  66
7.2.6.      Restricted Payments, etc.......................  67
7.2.7.      Capital Expenditures, etc......................  68
7.2.8.      Rental Obligations.............................  69
7.2.9.      Take or Pay Contracts..........................  69
7.2.10.     Consolidation, Merger, etc.....................  70
7.2.11.     Asset Dispositions, etc........................  70
7.2.12.     Modification of Certain Agreements.............  70
7.2.13.     Restriction on Fundamental Changes.............  70
7.2.14.     Fiscal Year....................................  71
7.2.15.     Subsidiaries...................................  71
7.2.16.     Transactions with Affiliates...................  71
7.2.17.     Negative Pledges, Restrictive Agreements, etc..  71


                                 ARTICLE VIII
                              EVENTS OF DEFAULT............  72

8.1.        Listing of Events of Default...................  72
8.1.1.      Non-Payment of Obligations.....................  72
8.1.2.      Breach of Warranty.............................  72
8.1.3.      Non-Performance of Certain Covenants
             and Obligations...............................  72
8.1.4.      Non-Performance of Other Covenants
             and Obligations...............................  72
8.1.5.      Default on Other Indebtedness..................  72
8.1.6.      Judgments......................................  73
8.1.7.      Pension Plans..................................  73
8.1.8.      Change in Control..............................  73
8.1.9.      Bankruptcy, Insolvency, etc....................  73
8.1.10.     Impairment of Security, etc....................  74
8.1.11.     Default in Other Agreements....................  74
8.1.12.     Injunction.....................................  74
8.1.13.     Subordinated Promissory Notes..................  74
8.2.        Action if Bankruptcy...........................  74
8.3.        Action if Other Event of Default...............  74

                                  ARTICLE IX
                                   THE AGENT......................  75

9.1.        Actions...............................................  75
9.2.        Funding Reliance, etc.................................  76
9.3.        Exculpation...........................................  76
9.4.        Successor.............................................  77
9.5.        Loans by Continental..................................  77
9.6.        Credit Decisions......................................  77
9.7.        Copies, etc...........................................  78
9.8.        Co-Agents.............................................  78


                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS...............  78

10.1.       Waivers, Amendments, etc..............................  78
10.2.       Notices...............................................  79
10.3.       Payment of Costs and Expenses.........................  79
10.4.       Indemnification.......................................  80
10.5.       Survival..............................................  82
10.6.       Severability..........................................  82
10.7.       Headings..............................................  82
10.8.       Execution in Counterparts, Effectiveness, etc.........  82
10.9.       Governing Law: Entire Agreement.......................  82
10.10.      Successors and Assigns................................  82
10.11.      Assignments and Participations........................  83
10.12.      Other Transactions....................................  88
10.13.      Execution on Behalf of Corporation....................  88
10.14.      Forum Selection and Consent to Jurisdiction...........  88
10.15.      Waiver of Jury Trial..................................  89

                               CREDIT AGREEMENT
                               ----------------


          THIS CREDIT AGREEMENT, dated as of August 31, 1994, among DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, COMERICA BANK, a Michigan banking corporation, and THE CHASE MANHATTAN BANK, N.A., a national banking association, as co-agents (collectively, the "Co-Agents"), and CONTINENTAL BANK, an Illinois banking corporation ("Continental"), as agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Borrower is a direct, wholly-owned Subsidiary of MC Holding Corp., a Delaware corporation ("MC");

          WHEREAS, MC has entered into a Joint Venture Agreement dated as of August 31, 1994 (the "Joint Venture Agreement"), with Orscheln Co., a Delaware corporation ("Orscheln"), certain stockholders of MC and Dura Automotive Holding, Inc., a Delaware corporation ("Newco"), pursuant to which (i) the stockholders of MC will contribute all of the capital stock of MC to Newco, (ii) Onex U.S. Investments, Inc. and J2R Corporation will contribute in the aggregate $2,000,000 in cash to MC, and (iii) Orscheln will contribute the Orscheln Transferred Assets (as defined in the Joint Venture Agreement) to Newco;

          WHEREAS, in consideration of the contributions referred to above, (i) Newco will issue to the stockholders of MC an aggregate of 28,038.91 shares of Class A Common Stock, par value $0.01 per share (the "Class A Stock"), 100,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Stock"), and 25,000 shares of Class C Common Stock, par value $0.01 per share (the "Class C Stock") and Newco will issue to Orscheln 125,213.65 shares of Class A Stock,
(ii) Newco will issue its Subordinated Promissory Note in the principal amount of $2,000,000 to Orscheln and MC will issue its Subordinated Promissory Note in the principal amount of $1,800,000 to Onex U.S. Investments, Inc. and its Subordinated Promissory Note in the principal amount of $200,000 to J2R Corporation, (iii) MC will repay its Promissory Note dated May 7, 1993 in the principal amount of $675,000 and its Promissory Note dated May 7, 1993 in the principal amount of $75,000, (iv) Orscheln will receive from Newco the cash consideration set forth in the Joint Venture Agreement (the "Cash Consideration"), and (v) Newco will assume certain notes payable, other funded indebtedness and certain other liabilities of Orscheln as set forth in the Joint Venture Agreement (the "Orscheln Transferred Liabilities");

          WHEREAS, in connection with the transactions referred to above, Newco will contribute the Orscheln Transferred Assets and Orscheln Transferred Liabilities to the Borrower and in consideration thereof the Borrower will distribute to Newco the Cash Consideration;

          WHEREAS, the Borrower desires to refinance certain of its existing Indebtedness and the Orscheln Transferred Liabilities and to obtain financing for the Cash Consideration;

          WHEREAS, to consummate the above described financing transactions and to provide for its working capital needs, the Borrower desires to obtain from the Lenders (i) Term Loans in the aggregate principal amount of $50,000,000 and
(ii) a Revolving Loan Commitment of up to a maximum principal amount of $30,000,000; and

          WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower and to issue (or participate in) Letters of Credit for the account of the Borrower;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1. Defined Terms. The following terms when used in this Agreement, including the preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "Account Debtor" means any Person who is or who may become obligated to the Borrower under, with respect to, or on account of an Account Receivable.

          "Account Receivable" means any account of the Borrower and any other right of the Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

          "Additional Permitted Capital Expenditures" means, with respect to a Fiscal Year, 100% of the Capital Expenditures permitted to be made in the preceding Fiscal Year (excluding Additional Permitted Capital Expenditures for such preceding Fiscal Year) as provided in Section 7.2.7 and not made in such preceding Fiscal Year. For purposes of calculating Additional Permitted Capital Expenditures in any Fiscal Year, the Additional Permitted Capital Expenditures for such Fiscal Year shall be deemed to be the first Capital Expenditures made during such Fiscal Year.

          "Adjusted Management Fee" means, for an Orscheln Pre-Transfer Period,
(a) the amount of management fees paid by

Orscheln during such Orscheln Pre-Transfer Period and deducted in determining Orscheln Net Income for such period; less (b) the amount of the increase in the annual management fees to be paid by the Borrower to Hidden Creek Industries after the transfer of the Orscheln Transferred Assets to the Borrower, multiplied by a fraction, the numerator of which is the number of days in such Orscheln Pre-Transfer Period, and the denominator of which is 365.

          "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). For purposes hereof, "control" means the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Without limiting the foregoing, (i) a Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities of such Person (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person and (ii) a Person shall be deemed to "control" any other Person if such Person possesses, directly or indirectly, the power to vote 5% or more of the securities of such other Person (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such other Person.

          "Agent" is defined in the Preamble and includes each other Person appointed as the successor Agent pursuant to Section 9.4.

          "Agreement" means this Credit Agreement as amended, supplemented or otherwise modified from time to time.

          "Alternate Reference Rate" means, on any date, a fluctuating rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the greater of (a) the Reference Rate in effect on such date, and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1%.

          Changes in the rate of interest on any Loans maintained as Reference Rate Loans will take effect simultaneously with each change in the Alternate Reference Rate. The Agent will give prompt notice to the Borrower and the Lenders of changes in the Alternate Reference Rate.

          "Applicable Margin" means, at any time, (a) with respect to the unpaid principal amount of each Eurodollar Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Eurodollar Rate Loans" opposite the Leverage Ratio in effect at such time; and (b) with respect to the unpaid principal amount of each Reference Rate Loan, the applicable percentage set forth below in the column entitled "Applicable

Margin for Reference Rate Loans" opposite the Leverage Ratio in effect at such time.

      Leverage Ratio              Applicable Margin   Applicable Margin
                                    For Eurodollar       For Reference
                                      Rate Loans           Rate Loans

Less than 2.0: 1.0                      1.125%               0.00%
Equal to or greater than                1.625%              0.125%
2.0: 1.0 but less than
2.5: 1.0

Equal to or greater than                1.875%              0.375%
2.5: 1.0 but less than
3.25: 1.0

Equal to or greater than                 2.25%               0.50%
3.25: 1.0 but less than
4.0: 1.0

Equal to or greater than                  2.5%               0.75%
4.0: 1.0

          The initial Applicable Margin for Eurodollar Rate Loans shall be 2.5% and the initial Applicable Margin for Reference Rate Loans shall be 0.75% and each initial Applicable Margin shall remain in effect until the delivery of a Compliance Certificate with respect to the Fourth Fiscal Quarter 1994. Thereafter, the Applicable Margin shall be based on the Leverage Ratio in effect as set forth in the Compliance Certificate most recently delivered by the Borrower to the Agent. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Agent of a new Compliance Certificate pursuant to clause (c) of Section
7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter as required pursuant to clause (c) of
Section 7.1.1, the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Agent a Compliance Certificate shall conclusively be presumed to equal the highest Applicable Margin.

          "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the assets of the Borrower or any of its Subsidiaries other than dispositions permitted under Section 7.2.11.

          "Assignable Advances" means a Lender's Term Loans, Revolving Loans and participations in Letters of Credit.

          "Assignment and Assumption Agreement" is defined in clause (b)(iv) of
Section 10.11.

          "Authorized Officer" means, with respect to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

          "Borrower" is defined in the Preamble.

          "Borrowing" means the Loans of the same type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

          "Borrowing Base" means, as of any date of determination, the sum of
(a) 85% of the net amount (after deduction of such reserves and allowances as the Agent reasonably deems proper and necessary from the perspective of a prudent lender administering credits of this type involving borrowers of comparable credit quality) of Eligible Accounts Receivable and Eligible Tooling Accounts Receivable and (b) 50% of the net amount (determined on an FIFO basis, after deduction of such reserves and allowances as the Agent reasonably deems proper and necessary from the perspective of a prudent lender administering credits of this type involving borrowers of comparable credit quality) of Eligible Inventory and Eligible Tooling WIP.

          "Borrowing Base Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto.


          "Borrowing Request" means a loan request and certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

          "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois or New York, New York; provided, that with respect to all notices, determinations, continuances, conversions, fundings and payments in connection with Eurodollar Rate Loans, a Business Day shall also not include any day on which trading by and between banks in Dollar deposits may not be carried on in the applicable interbank Eurodollar market.

          "Capital Expenditures" means, for any period, the aggregate amount of all expenditures (including, with respect to all leasing or similar arrangements entered into during such period which, in accordance with GAAP, would be classified as a capitalized lease, the aggregate amount of all rental payments payable during the term of such lease, excluding the portion of such payments allocable to interest expense) of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

          "Capitalized Lease Liabilities" means all monetary obligations of the Borrower and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Consideration" is defined in the Recitals.

          "Cash Equivalent Investment" means (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than 270 days from the date issued and having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Services, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and not subject to setoff rights in favor of such bank.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

          "Change in Control" means any of the following events:

          (a) The failure of Onex U.S. Investments, Inc. and J2R Corporation to own, directly and free and clear of all Liens, at least 22% of the issued and outstanding shares of capital stock of Newco, on a fully diluted basis, or the failure of Onex U.S. Investments, Inc. and J2R Corporation to be able to elect a majority of the members of the board of directors of Newco (either directly or through proxy), or the failure of J2R Corporation to own, directly and free and clear of all Liens, at least 4% of the issued and outstanding shares of capital stock of Newco, on a fully diluted basis;

          (b) The failure of Newco at any time to own, directly and free and clear of all Liens, 100% of the issued and outstanding shares of capital stock of MC, on a fully diluted basis (subject to the option in effect on the date hereof of Kim Clark to acquire 1,000 shares of capital stock of
     MC) (provided, that the merger of MC
     into Newco or the Borrower shall not constitute Change in Control);

          (c) The failure of MC (or, upon the merger of MC into Newco or the Borrower, Newco) at any time to own, directly and free and clear of all Liens (other than the Liens of the Agent), 100% of the issued and outstanding shares of capital stock of the Borrower, on a fully diluted basis; or

          (d) The failure of Sankey A. Johnson or his family members (or any trust arrangement established for estate planning purposes for the benefit of such family members) at any time to own, directly and free and clear of all Liens, at least 51% of the issued and outstanding shares of capital stock of J2R Corporation, on a fully diluted basis.

          "Co-Agents"  are defined in the Preamble.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Commitment" means, as the context may require, a Lender's Revolving Loan Commitment or Term Loan Commitment; and "Commitments" means all of the Revolving Loan Commitments and Term Loan Commitments.

          "Commitment Amount" means, as the context may require, either the Revolving Loan Commitment Amount or the Term Loan Commitment Amount.

          "Commitment Termination Event" means (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

          "Compliance Certificate" means a certificate duly completed and executed by the chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

          "Continental" is defined in the Preamble.

          "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise is similarly contractually contingently liable upon any indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), including any agreement, undertaking or arrangement to

(a) invest in, support or supply funds to any other Person, (b) assure any creditor of any other Person against loss, or (c) guaranty the payment of dividends or other distributions upon the shares of any other Person. The amount of any Contingent Liability shall be deemed to be the maximum amount of the liability guaranteed thereby.

          "Continuation/Conversion Notice" means a notice of continuation or conversion duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

          "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA.

          "Credit Extension" means, as the context may require, (a) the making of a Loan by a Lender; or (b) the issuance of any Letter of Credit by the Issuer.

          "Current Assets" means, at any time, all amounts which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower at such time.

          "Current Liabilities" means, at any time, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower at such time.

          "Debt" means, at any time, without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries, determined in accordance with GAAP.

          "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

          "Disbursement" means any payment made under a Letter of Credit by the Issuer to the beneficiary (or its assignee or transferee) of such Letter of Credit.

          "Disbursement Date" is defined in Section 2.6.2.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I.

          "Dollar" and the sign "$" mean lawful money of the United States.

          "Domestic Office" means, with respect to any Lender, the office of such Lender designated as such below its signature hereto or designated in an Assignment and Assumption Agreement, or such other office of a Lender within the United States as may be designated from time to time by notice from such Lender to each other Person party hereto.

          "EBITDA" means, for any period, without duplication, the sum of (a) Net Income for such period; (b) the amount of income taxes deducted in determining Net Income for such period; (c) the amount of Interest Expense deducted in determining Net Income for such period; and (d) the amount of amortization and depreciation deducted in determining Net Income for such period; provided, that the amount of any tax benefits included in determining Net Income for such period shall be deducted from EBITDA for such period.

          "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

          "Eligible Account Receivable" means an Account Receivable owing to the Borrower which meets the following requirements:

          (a) it is genuine and, except for immaterial errors which do not impact on the validity of the Account Receivable or the ability to collect the full amount of the Account Receivable, it is in all respects what it purports to be;

          (b) it arises from either (i) the performance of services by the Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto or
     (ii) the sale or lease of goods by the Borrower; and if it arises from the sale or lease of goods, (A) such goods substantially comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor and (B) the Borrower has possession of, or if requested by the Agent has delivered to the Agent, shipping and delivery receipts evidencing such shipment, delivery and acceptance;

          (c) it (i) is evidenced by an invoice rendered to the Account
     Debtor with respect thereto which (A) is dated not earlier than the date of shipment or performance and (B) has payment terms of not greater than 60 days from invoice date, or other payment terms which are acceptable to the Required Lenders, and in any case is not unpaid more than 90 days after its invoice date and (ii) is not owing by an Account Debtor if 15% or more of the Accounts Receivable owing by such Account Debtor are unpaid more than 90 days after the applicable invoice date;

          (d) it is not subject to any assignment, claim or Lien, other than a Lien permitted under this Agreement;

          (e) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and no setoff, counterclaim, credit or allowance has been asserted or threatened by the Account Debtor (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the Borrowing Base Certificate furnished to the Agent and the Lenders identifying or including such Account Receivable), such Account Debtor has not denied liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account Receivable or offered or attempted to return any of such goods;

          (f) there are no proceedings or actions which are then pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which could, in the Agent's reasonable determination, be expected to result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account Receivable in full when due;

          (g) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the Borrower to the Agent of the Account Receivable arising with respect thereto;

          (h) the Account Debtor with respect thereto is not an Affiliate of the Borrower (provided, that Accounts Receivable owing by the General Products Division of Orscheln or Otscon Co. shall be Eligible Accounts Receivable so long as the transactions giving rise to such Accounts Receivable are permitted under Section 7.2.16 and such Accounts Receivable are otherwise Eligible Accounts Receivable);

          (i) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States of America or the province of Ontario, Canada, unless the sale of goods giving rise to the Account Receivable is on letter of credit, banker's acceptance or other credit support terms satisfactory to the Agent;

          (j) it is not an Account Receivable arising from a "sale on approval," "sale or return" or "consignment," or subject to any other repurchase or return agreement;

          (k) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower or any Affiliate of the Borrower for the account of or subject to further and/or future direction from the Account Debtor thereof;

          (l) it is not an Account Receivable which violates any warranty, representation or covenant contained in this Agreement in any material respect or which violates any warranty, representation or covenant contained in any Loan Document in any material respect, relating directly or indirectly to the Accounts Receivable;

          (m) the Account Debtor thereunder is not located in the States of New Jersey or Minnesota; provided, however, that such restriction shall not apply to an Account Receivable if at the time the Account Receivable was created and at all times thereafter (i) the Borrower had filed and has maintained effective a current Notice of Business Activities Report with the appropriate office or agency of the State of New Jersey or Minnesota, as applicable or (ii) the Borrower was and has continued to be exempt from the filing of such Report and has provided the Agent with satisfactory evidence thereof;

          (n) it arises in the ordinary course of the Borrower's business;

          (o) if the Account Debtor is the United States of America or any department, agency or instrumentality thereof, the Borrower has assigned its right to payment of such Account Receivable to the Agent pursuant to the Assignment of Claims Act of 1940, as amended; and

          (p) if the Account Receivable is evidenced by chattel paper or an instrument, (i) the Agent shall have specifically agreed in writing to include such Account Receivable as an Eligible Account Receivable, (ii) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account Receivable and (iii) the originals of such chattel paper or instruments have been endorsed and/or assigned and delivered to the Agent in a manner satisfactory to the Agent.

An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable.

          "Eligible Inventory" means Inventory which meets the following requirements:

          (a) it is owned by the Borrower, and is not subject to any prior assignment, claim or Lien, other than a Lien permitted under this Agreement;

          (b) if it is held for sale or lease or furnishing under contracts of service, it is (except as the Agent may otherwise consent in writing) new and unused;

          (c) except as the Agent may otherwise consent, it is in the possession and control of the Borrower; provided, however, that if it is stored on premises leased by the Borrower, the Agent is in possession of a landlord's waiver (in form and substance acceptable to the Agent) duly executed by the owner of such premises;

          (d) if it is in the possession or control of a bailee, warehouseman, processor or other Person other than the Borrower and the aggregate amount of such Inventory in such possession or control of all such bailees, warehousemen, processors and other Persons is in excess of $750,000, the Agent is in possession of such agreements, instruments and documents as the Agent may require (each in form and content acceptable to the Agent and duly executed, as appropriate, by the bailee, warehouseman, processor or other Person in possession or control of such Inventory, as applicable) including but not limited to warehouse receipts in the Agent's name covering such Inventory and a bailee's consent, processor's consent or landlord's waiver, as applicable;

          (e) it is not Inventory which has been delivered to a third party pursuant to a consignment arrangement;

          (f) the Agent has determined in its reasonable credit judgment (from the perspective of a prudent lender administering credits of this type involving borrowers of comparable credit quality) that it is not unacceptable due to age, type, category, quality and/or quantity;

          (g) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. (S) 215 or any successor statute or section;

          (h) it is not "private label" Inventory bearing a servicemark, trademark or name of any Person other than the Borrower or Ford Motor Company, or with respect to which the use by the Borrower or the manufacture or sale thereof by the Borrower is subject to any licensing, patent, royalty, trademark, tradename or copyright agreement with any other Person;

             (i) it is not (i) packaging or shipping materials, (ii) goods used in connection with maintenance or repair of the Borrower's business, properties or assets or (iii) general supplies;

             (j) it is not Inventory which is dedicated to, identifiable with, or is otherwise specifically to be used in the manufacture of, goods which are to be sold or leased to the United States of America or any department, agency or instrumentality thereof and in respect of which Inventory, the Borrower shall have received any progress or other advance payment which is or may be against any Account Receivable generated upon the sale or lease of any such goods; and

             (k) it is not Inventory which violates any warranty, representation or covenant contained in this Agreement in any material respect or which violates any warranty, representation or covenant contained in any other Loan Document in any material respect, relating directly or indirectly to the Inventory.

Inventory of the Borrower which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

             "Eligible Tooling Account Receivable" means an Account Receivable owing to the Borrower which meets the following requirements:

             (a) it is genuine and, except for immaterial errors which do not impact on the validity of the Tooling Account Receivable or the ability to collect the full amount of the Tooling Account Receivable, it is in all respects what it purports to be;

             (b) it arises from the sale of tooling by the Borrower; and (i) such tooling substantially complies with such Account Debtor's specifications (if any) and has been accepted by the Account Debtor, but is kept in possession of the Borrower or Borrower's vendors and (ii) the Borrower has possession of, or if requested by the Agent has delivered to the Agent, evidence of such acceptance;

             (c) it (1) is evidenced by an invoice rendered to the Account Debtor with respect thereto which (i) is dated not earlier than the date of acceptance or performance and (ii) has payment terms of not greater than sixty (60) days from invoice date, or other payment terms which are acceptable to the Required Lenders, and in any case is not unpaid more than 90 days after its invoice date and (2) is not owing by an Account Debtor if

     15% or more of the Tooling Accounts Receivable owing by such Account Debtor are unpaid more than 90 days after the applicable invoice date;

             (d) it is not subject to any assignment, claim or Lien, other than a Lien permitted under this Agreement;

             (e) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and no setoff, counterclaim, credit or allowance has been asserted or threatened by the Account Debtor (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Agent identifying or including such Tooling Account Receivable), such Account Debtor has not denied liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Tooling Account Receivable or offered or attempted to return any of such goods;

             (f) there are no proceedings or actions which are then pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which could, in the Agent's reasonable determination, be expected to result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Tooling Account Receivable in full when due;

             (g) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the Borrower to the Agent of the Tooling Account Receivable arising with respect thereto;

             (h) the Account Debtor with respect thereto is not an Affiliate of the Borrower (provided, that Tooling Accounts Receivable owing by the General Products Division of Orscheln or Otscon Co. shall be Eligible Tooling Accounts Receivable so long as the transactions giving rise to such Tooling Accounts Receivable are permitted under Section 7.2.16 and such Tooling Accounts Receivable are otherwise Eligible Tooling Accounts Receivable);

             (i) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States of America or the province of Ontario, Canada, unless the tooling giving rise to the Tooling Account Receivable is on letter of credit, banker's acceptance or other credit support terms satisfactory to the Agent;

             (j) it is not a Tooling Account Receivable arising from a "sale on approval," "sale or return" or "consignment," or subject to any other repurchase or return agreement;

             (k) it is not a Tooling Account Receivable which violates any warranty, representation or covenant contained in this Agreement in any material respect or which violates any warranty, representation or covenant contained in any Loan Documents in any material respect, relating directly or indirectly to the Borrower's Tooling Accounts Receivable;

             (l) the Account Debtor thereunder is not located in the States of New Jersey or Minnesota; provided, however, that such restriction shall not apply to a Tooling Account Receivable if at the time the Tooling Account Receivable was created and at all times thereafter (a) the Borrower had filed and has maintained effective a current Notice of Business Activities Report with the appropriate office or agency of the State of New Jersey or Minnesota, as applicable or (b) the Borrower was and has continued to be exempt from the filing of such Report and has provided the Agent with satisfactory evidence thereof;

             (m) it arises in the ordinary course of the Borrower's business;

             (n) if the Account Debtor is the United States of America or any department, agency or instrumentality thereof, the Borrower has assigned its right to payment of such Tooling Account Receivable to the Agent pursuant to the Assignment of Claims Act of 1940, as amended; and

             (o) if the Tooling Account Receivable is evidenced by chattel paper or an instrument, (a) the Agent shall have specifically agreed in writing to include such Tooling Account Receivable as an Eligible Tooling Account Receivable, (b) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Tooling Account Receivable and (c) the originals of such chattel paper or instruments have been endorsed and/or assigned and delivered to the Agent in a manner satisfactory to the Agent.

A Tooling Account Receivable which is at any time an Eligible Tooling Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Tooling Account Receivable.

             "Eligible Tooling WIP" means Tooling WIP which meets the following requirements:

             (a) it is owned by the Borrower, and is not subject to any prior assignment, claim or Lien, other than a Lien permitted under this Agreement;

             (b) if it is held for sale or lease or furnishing under contracts of service, it is (except as the Agent may otherwise consent in writing) new and unused;

             (c) except as the Agent may otherwise consent, it is in the possession and control of the Borrower; provided, however, that if it is stored on premises leased by the Borrower, the Agent is in possession of a landlord's waiver (in form and substance acceptable to the Agent) duly executed by the owner of such premises;

             (d) if it is in the possession or control of a bailee, warehouseman, processor or other Person other than the Borrower and the aggregate amount of such Tooling WIP in such possession or control of all such bailees, warehousemen, processors and other Persons is in excess of $500,000, the Agent is in possession of such agreements, instruments and documents as the Agent may require (each in form and content acceptable to the Agent and duly executed, as appropriate, by the bailee, warehouseman, processor or other Person in possession or control of such Tooling WIP, as applicable) including but not limited to warehouse receipts in the Agent's name covering such Tooling WIP and a bailee's consent, processor's consent or landlord's waiver, as applicable;

             (e) it is not Tooling WIP which has been delivered to a third party pursuant to a consignment arrangement;

             (f) the Agent has determined in its reasonable credit judgment (from the perspective of a prudent lender administering credits of this type involving borrowers of comparable credit quality) that it is not unacceptable due to age, type, category, quality and/or quantity;

             (g) it is not Tooling WIP produced in violation of the Fair Labor Standards Act and subject to the 'hot goods' provisions contained in Title 29 U.S.C. (S) 215 or any successor statute or section;

             (h) it is not Tooling WIP which is dedicated to, identifiable with, or is otherwise specifically to be used in the manufacture of, goods which are to be sold or leased to the United States of America or any department, agency or instrumentality thereof and in respect of which Tooling WIP, the Borrower shall have received any progress or other advance payment which is or may be against any Account Receivable generated upon the sale or lease of any such goods; and

             (i) it is not Tooling WIP which violates any warranty, representation or covenant contained in this Agreement in any material respect or which violates any warranty, representation or covenant contained in any Loan Document in any material respect, relating directly or indirectly to the Borrower's Tooling WIP.

Tooling WIP of the Borrower which is at any time Eligible Tooling WIP but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Tooling WIP.

             "Environmental Laws" means CERCLA, the Resource Conservation and Recovery Act of 1987, the Toxic Substances Control Act and all federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders), relating to the regulation, conservation and protection of the environment and effects thereof on public health and safety, including the health and safety of employees.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

             "Eurodollar Office" means with respect to any Lender, the office of such Lender designated as such below its signature hereto or designated in an Assignment and Assumption Agreement, or such other office of such Lender as designated from time to time by notice from such Lender to each other Person party hereto, whether or not outside the United States.

             "Eurodollar Rate" means with respect to each Eurodollar Rate Loan comprising all or any part of the same Borrowing for an Interest Period, the rate of interest equal to the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Agent's Eurodollar Office in the interbank eurodollar market as at or about 10:00 a.m., Chicago time, two Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period, in an amount approximately equal or comparable to the amount of the Agent's Eurodollar Rate Loan comprising part of such Borrowing and for a period equal to such Interest Period.

             "Eurodollar Rate (Adjusted)" means with respect to any portion of a Loan to be made, continued or maintained as, or converted into, a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

Eurodollar Rate =         Eurodollar Rate        (Adjusted)
                          ----------------------
                          1 - the Eurodollar
                              Reserve Percentage

          "Eurodollar Rate Loan" means a Loan bearing interest, at all times during the Interest Period applicable to such Loan, at a rate of interest determined by reference to the Eurodollar Rate (Adjusted).

          "Eurodollar Reserve Percentage" means with respect to any Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

          "Event of Default" is defined in Section 8.1.

          "Excess Cash Flow" means, for any period, without duplication, (a) EBITDA for such period; plus (b) net cash extraordinary gains included in determining Net Income for such period; plus (c) decreases in Working Capital; less (d) increases in Working Capital; less (e) the amount of income taxes deducted in determining Net Income for such period; less (f) the amount of Interest Expense deducted in determining Net Income for such period; less (g) the unfinanced portion of Capital Expenditures for such period permitted pursuant to Section 7.2.7; less (h) scheduled amortization of Debt actually paid during such period; less (i) the aggregate of all voluntary prepayments of the Term Loans made during such period in accordance with Section 3.1(a); less (j) net cash extraordinary losses deducted in determining Net Income for such period; less (k) Restructuring Costs paid by the Borrower during such period permitted pursuant to Section 7.2.4(e) and not deducted in determining Net Income for such period unless such period ends on the last day of the 1994 Fiscal Year in which case Excess Cash Flow shall be reduced by the greater of
(1) the Restructuring Costs paid by the Borrower during such period permitted pursuant to Section 7.2.4(e) and not deducted in determining Net Income for such period and (2) $2,000,000.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Continental from three federal funds brokers of recognized standing selected by it. In the case of a day which is not a Business Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the next preceding Business Day. For purposes of this Agreement any change in the Alternate Reference Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate.

          "Fee Letter" means that certain confidential letter, dated as of August 31, 1994, from the Borrower to Continental, relating to certain fees to be paid in connection with this Agreement.

          "Fiscal Quarter" means any of the four consecutive 13 week periods of a Fiscal Year, the first of which periods commences on the first day of such Fiscal Year and the last of which periods ends on the last day of such Fiscal Year; provided, that with respect to a Fiscal Year ending on the Sunday nearest December 31 of a calendar year consisting of 366 days, the first Fiscal Quarter of such Fiscal Year shall be a 14 week period; references to the "First," "Second," Third" or "Fourth" Fiscal Quarter followed by a number corresponding to any calendar year (e.g., the "Third Fiscal Quarter 1994") refers to the first, second, third or fourth Fiscal Quarter, as the case may be, of the Fiscal Year ending on the Sunday nearest December 31 occurring during such calendar year.

          "Fiscal Year" means any period of 52 consecutive weeks ending on the Sunday nearest December 31; provided, that with respect to a Fiscal Year ending on the Sunday nearest December 31 of a calendar year consisting of 366 days, Fiscal Year means the period of 53 consecutive weeks ending on the Sunday nearest December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1994 Fiscal Year") refer to the Fiscal Year ending on the Sunday nearest December 31 occurring during such calendar year.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period, less income taxes paid in cash during such period; to
(b) the sum of, without duplication, (i) Interest Expense for such period, (ii) fees payable pursuant to Section 3.3.2 and Section 3.3.4 and deducted in determining Net Income for such period, (iii) scheduled principal payments of Debt during such period, and (iv) dividends paid during such period to or on behalf of MC to permit MC and Newco to pay regularly scheduled semi-annual interest on the Subordinated Promissory Notes.

          "Ford Recall Liability" means all of the liability of the Borrower to Ford Motor Company now or hereafter arising in connection with the recall of the 1992, 1993 and 1994 Ford F-150, F-250, F-350 and Bronco; 1993 and 1994 Ranger
and Explorer; and

1993 and 1994 Mazda B Series/Navajo vehicles relating to parking brakes.

          "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "GAAP" is defined in Section 1.4.

          "Guaranties" mean the Subsidiary Guaranty and the MC Guaranty.

          "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any Environmental Laws; (d) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. (S)2011 et seq., as amended or hereafter amended; and (e) asbestos in any form or condition which is or could become friable.

          "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "Impermissible Qualification" means, with respect to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification
(a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters materially relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) net liabilities of such Person under all Hedging Obligations;
(e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services if such obligations are secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by such Person or is limited in recourse; and (f) all Contingent Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (except to the extent that the express terms of the relevant partnership or joint venture agreement and applicable law provide that liabilities incurred in connection therewith are without recourse to such Person).

          "Indemnified Liabilities" is defined in Section 10.4.

          "Indemnified Parties" is defined in Section 10.4.

          "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period; to (b) Interest Expense for such period.

          "Interest Expense" means for any period, the aggregate consolidated interest expense, net of interest income, of the Borrower for such period, as determined in accordance with GAAP, including, without duplication, (i) commitment fees paid or owed pursuant to Section 3.3.1 with respect to the then unused portion of the Revolving Loan Commitment for such period, (ii) amounts paid (net of amounts received) under Hedging Obligations for such period, (iii) the portion of any payments made in respect of Capitalized Lease Liabilities of the Borrower allocable to interest expense for such period, and (iv) letter of credit fees paid or owed pursuant to Section 3.3.3 for such period.

          "Interest Period" means with respect to any Eurodollar Rate Loan, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to
Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or, if available (in the determination of the Agent) six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that (a) there shall not be outstanding at any time, more than five Borrowings of Eurodollar Rate Loans; (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

          "Inventory" means any and all of the Borrower's goods, (including, without limitation, goods in transit) wheresoever located, which are or may at any time be leased by the Borrower to a lessee, held for sale or lease, furnished under any contract of service, or held as raw materials, work in process, or supplies or materials used or consumed in the Borrower's business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods the sale or other disposition of which has given rise to an Account Receivable which are returned to and/or repossessed and/or stopped in transit by the Borrower or the Agent or any agent or bailee of either of them, and all documents of title or other documents representing the same.

          "Investment" means, with respect to any Person, (a) any loan, advance or deposit made by such Person to any other Person (excluding commission, travel, petty cash and similar advances to officers and employees made in the ordinary course of business); (b) any Contingent Liability of such Person incurred in connection with loans, advances or deposits described in clause (a); and (c) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (without adjustment by reason of the financial condition of such other Person) and, if made by the transfer or exchange of property other than cash, the amount of any such Investment shall be the fair market value of such property at the time of such transfer or exchange.

          "Issuance Request" means an issuance request duly completed and executed by the chief executive, accounting or financial Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

          "Issuer" means Continental in its capacity as issuer of the Letters of Credit.

          "Joint Venture Agreement" is defined in the Recitals.

          "Lenders" is defined in the preamble, and shall include the Issuer and any financial institution that becomes a Lender pursuant to the terms of Section 10.11.

          "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit; and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

          "Letters of Credit" is defined in Section 2.1.2.

          "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) the aggregate principal amount of Debt outstanding on the last day of such Fiscal Quarter; to (b) Net Operating Cash Flow for the four Fiscal Quarter period ending on the last day of such Fiscal Quarter; provided, that for the Fourth Fiscal Quarter 1994, First Fiscal Quarter 1995 and Second Fiscal Quarter 1995, Leverage Ratio means the ratio of (a) the aggregate principal amount of Debt outstanding on the last day of such Fiscal Quarter; to (b) the sum of (i) Net Operating Cash Flow for the four Fiscal Quarter period ending on the last day of such Fiscal Quarter, and (ii) Orscheln Net Operating Cash Flow for the applicable Orscheln Pre-Transfer Period.

          "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          "Loan" means, as the context may require, either a Revolving Loan or a Term Loan of any type.

          "Loan Documents" means this Agreement, the Notes, the Pledge Agreement, the MC Pledge Agreement, the Guaranties, the Fee Letter, the Upfront Fee Letters, the Mortgages, the Security Agreement, the Subsidiary Security Documents and all other instruments, documents and agreements executed by or on behalf of any Obligor in connection with the Loans and other financing transactions relating to this Agreement, all as amended, supplemented or modified from time to time, but excluding the Joint Venture Agreement.

          "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole or (b) the material impairment of the ability of any Obligor to perform its obligations under any Loan Document to which it is a party or of the Agent or any Lender to enforce or collect any of the Obligations.

          "MC" is defined in the Recitals.

          "MC Guaranty" means the guaranty executed and delivered by MC pursuant to Section 5.1.3, substantially in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time.

          "MC Pledge Agreement" means the pledge agreement executed and delivered by MC pursuant to Section 5.1.4, substantially in the form of Exhibit F-1, as amended, supplemented or otherwise modified from time to time.

          "Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignment of leases or other real estate security documents executed and delivered pursuant to Section 5.1.6, as each may be amended, supplemented or otherwise modified from time to time.

          "Net Disposition Proceeds" means the excess of (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from an Asset Disposition; over (b) the sum of (i) all fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such Asset Disposition which have not been paid to Affiliates of the Borrower, (ii) all taxes actually paid or payable in cash in connection with such Asset Disposition, and (iii) all repayments of Indebtedness secured by a Lien on the property disposed of to the extent such Lien is permitted under Section 7.2.3 and such Lien is senior to the Lien of the Agent.

          "Net Income" means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gain or loss) which, in accordance with GAAP, would be included as net income on the consolidated statements of income of the Borrower for such period.

          "Net Operating Cash Flow" means, for any period, (a) EBITDA for such period; less (b) Capital Expenditures for such period.

          "Net Worth" means, at any time, the sum of all amounts which, in accordance with GAAP (excluding the effects of the adoption of FASB 106) would be included under shareholders' equity of the Borrower plus (to the extent not included in shareholders' equity) preferred stock on the consolidated balance sheet of the Borrower at such time.

          "Note" means, as the context may require, either a Revolving Note or a Term Note.

          "Newco" is defined in the Recitals.

          "Obligations" means all obligations, liabilities and indebtedness of every nature of the Borrower from time to time owed to the Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower.

          "Obligor" means the Borrower and any other Person (other than the Agent, any Co-Agent or any Lender) obligated under any Loan Document.

          "Organic Document" means with respect to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

          "Orscheln" is defined in the Recitals.

          "Orscheln Capital Expenditures" means, for an Orscheln Pre-Transfer Period, the aggregate amount of all expenditures (including, with respect to all leasing or similar arrangements entered into during such period which, in accordance with GAAP, would be classified as a capital lease, the aggregate amount of all rental payments payable during the term of such lease, excluding the portion of such payments allocable to Orscheln Interest Expense) of Orscheln for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as Capital Expenditures, to the extent attributable to the Orscheln Transferred Business.

          "Orscheln EBITDA" means, for an Orscheln Pre-Transfer Period, without duplication, the sum of (a) Orscheln Net Income for such period; (b) the amount of income taxes deducted in determining Orscheln Net Income for such period; (c) the amount of Orscheln Interest Expense deducted in determined Orscheln Net Income for such period; (d) the amount of amortization and depreciation deducted in determining Orscheln Net Income for such period; and (e) the amount of the Adjusted Management Fee; provided, that the amount of any tax benefits included in determining Orscheln Net Income for such period shall be deducted from Orscheln EBITDA for such period.

          "Orscheln Interest Expense" means, for an Orscheln Pre-Transfer Period, the aggregate consolidated interest expense, net of interest income, of Orscheln for such period, as determined in accordance with GAAP.

          "Orscheln Net Income" means, for an Orscheln Pre-Transfer Period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gain or loss) which, in accordance with GAAP, would be included as net income on the consolidated statements of income of Orscheln for such period, to the extent such amounts are attributable to the Orscheln Transferred Business.

          "Orscheln Net Operating Cash Flow" means, for an Orscheln Pre-Transfer Period, (a) Orscheln EBITDA for such period; less (b) Orscheln Capital Expenditures for such period.

          "Orscheln Pre-Transfer Period" means, (a) with respect to the calculation of the Leverage Ratio as of the last day of the Fourth Fiscal Quarter 1994, the period beginning on December 26, 1993 and ending on the date of the initial Credit Extension, (b) with respect to the calculation of the Leverage Ratio as of the last day of the First Fiscal Quarter 1995, the period beginning on

April 3, 1994 and ending on the date of the initial Credit Extension, and (c) with respect to the calculation of the Leverage Ratio as of the last day of the Second Fiscal Quarter 1995, the period beginning on July 3, 1994 and ending on the date of the initial Credit Extension.

          "Orscheln Transferred Business" has the meaning ascribed to such term in the Joint Venture Agreement.

          "Participant" is defined in Section 10.11.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          "Percentage" means, with respect to any Lender, the percentage set forth opposite its signature hereto, as such percentage may be adjusted from time to time pursuant to an Assignment and Assumption Agreement.

          "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" means any Pension Plan or Welfare Plan.

          "Pledge Agreement" means the Pledge Agreement executed and delivered by the Borrower pursuant to Section 5.1.4, substantially in the form of Exhibit F-2 hereto, as amended, supplemented or otherwise modified from time to time.

          "Quarterly Payment Date" means the last day of each March, June, September, and December.

          "Reference Rate" means, at any time, the rate of interest then most recently announced by Continental at Chicago, Illinois as its reference rate. The Reference Rate is not necessarily intended to be the lowest rate of interest determined by Continental in connection with extensions of credit.

          "Reference Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Reference Rate.

          "Register" is defined in clause (d) of Section 10.11.

          "Reimbursement Obligation" is defined in Section 2.6.3.

          "Release" means a "release", as such term is defined in CERCLA.

          "Required Lenders" means, at any time, Lenders holding at least 60% of the sum of then aggregate outstanding principal amount of the Term Loans, and the Revolving Loan Commitments (or, if the Revolving Loan Commitments have been terminated, the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Outstandings).

          "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

          "Restructuring Costs" means, for any period, the expenditures made by the Borrower (a) in connection with the amalgamation of the Orscheln Transferred Business with its business and (b) deducted from the restructuring reserve established on the Borrower's balance sheet.

          "Revolving Loan" is defined in Section 2.1.2.

          "Revolving Loan Commitment" means, with respect to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.2.

          "Revolving Loan Commitment Amount" means, on any day, $30,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

          "Revolving Loan Commitment Termination Date" means the earliest of (a) August 31, 2000; (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and (c) the date on which any Commitment Termination Event occurs.

          "Revolving Note" means a promissory note of the Borrower payable to a Lender, in the form of Exhibit G-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Security Agreement" means the Security Agreement executed and delivered by the Borrower pursuant to Section 5.1.5, substantially in the form of Exhibit H hereto, as amended, supplemented or otherwise modified from time to time.

          "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

          "Stated Expiry Date" is defined in Section 2.6.

          "Stated Maturity Date" means (a) in the case of any Revolving Loan, August 31, 2000; and (b) in the case of any Term Loan, June 30, 2001.

          "Subordinated Debt" means all unsecured Indebtedness of the Borrower for borrowed money which (a) is subject to, and is only entitled to the benefits of, terms and provisions (including subordination, terms of payment, interest rates, covenants, remedies, events of default, acceleration and redemption provisions) satisfactory in form and substance to the Agent and the Required Lenders and (b) has been approved in writing by the Agent (at the direction of the Required Lenders) prior to the incurrence thereof.

          "Subordinated Promissory Notes" means the Subordinated Promissory Note dated August 31, 1994 in the original principal amount of $2,000,000, issued by Newco to Orscheln, the Subordinated Promissory Note dated August 31, 1994, in the original principal amount of $1,800,000, issued by MC to Onex U.S. Investments, Inc. and the Subordinated Promissory Note dated August 31, 1994 in the original principal amount of $200,000, issued by MC to J2R Corporation.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guarantor" means Dura de Mexico S.A. de C.V., a Mexico corporation.

          "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered pursuant to Section 5.1.3, substantially in the form of Exhibit I hereto, as amended, supplemented or otherwise modified from time to time.

          "Subsidiary Security Documents" means the Accounts Receivable Pledge Agreement and Notice of Security Interest in Inventory and Equipment executed and delivered pursuant to Section 5.1.3, as each may be amended, supplemented or otherwise modified from time to time.

          "Taxes" is defined in Section 4.6.

          "Term Loan" is defined in Section 2.1.1.

          "Term Loan Commitment" means, with respect to any Lender, such Lender's obligation to make Term Loans pursuant to Section 2.1.1.

          "Term Loan Commitment Amount" means $50,000,000.

          "Term Note" means a promissory note of the Borrower payable to a Lender, in the form of Exhibit G-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Tooling Accounts Receivable" means an Account Receivable arising from the sale of tooling.

          "Tooling WIP" means tooling work-in-process of Borrower.

          "Transferee" is defined in clause (g) of Section 10.11.

          "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of Illinois.

          "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

          "Upfront Fee Letters" means those certain confidential letters, each dated August 31, 1994, from Borrower to each Lender, relating to certain fees to be paid in connection with this Agreement.

          "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

          "Working Capital" means, at any time, an amount equal to (a) Current Assets; less (b) Current Liabilities.


          SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Loan Document, Borrowing Request, Issuance Request, Continuation/ Conversion Notice, Compliance Certificate, notice or other communication delivered from time to time in connection with this Agreement or any other Loan Document. The terms "herein," "hereof," "hereto," "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document. The terms "including" and "include" mean including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by a referable to and enumeration of specific matters, to matters similar to the matters specifically mentioned.

          SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

          SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or under any other Loan Document shall be made, and all financial statements required to be delivered hereunder or under any other Loan Document shall be prepared, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5; provided, however, that there shall be excluded from the operation of the Loan Documents any effects of FASB 106. If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 6.5 hereafter occur as a result of the promulgation of rules, regulations, pronouncements, or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of financial covenants, standards, or terms found in this Agreement, the Borrower, the Agent and the Required Lenders agree to enter into negotiations to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until the parties hereto have reached a definitive agreement on such amendments, the Borrower's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Section 6.5 prior to such change in accounting principles.

                                  ARTICLE II

                COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                          NOTES AND LETTERS OF CREDIT

          SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V),

             (a) each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1; and

             (b) the Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.1.2 and Section 2.6.1.

          SECTION 2.1.1. Term Loan Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender will make a single Loan (relative to such Lender, its "Term Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on the date of the initial Credit Extension. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Term Loan Commitment". No amounts paid or prepaid with respect to any Term Loans may be reborrowed.

          SECTION 2.1.2. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender will (i) make Loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day and (ii) participate in letters of credit issued by the Issuer (the "Letters of Credit") for the account of the Borrower equal to such Lender's Percentage of the aggregate face amount of such Letters of Credit requested to be issued by the Borrower on such day. The Commitment of each Lender described in this
Section 2.1.2 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

          SECTION 2.1.3. Letter of Credit Terms. From time to time on any Business Day prior to the Revolving Loan Commitment Termination Date, the Issuer will

             (a) issue one or more Letters of Credit for the account of the Borrower in Stated Amounts requested by the Borrower on such day; or

             (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (i) the Revolving Loan Commitment Termination
     Date and (ii) one year from the date of such extension.

The form of each Letter of Credit shall be reasonably acceptable to the Issuer.

          SECTION 2.1.4. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make

             (a) any Term Loan if, after giving effect thereto, the aggregate original principal amount of all Term Loans

                  (i) of all Lenders would exceed the Term Loan
          Commitment Amount, or

                  (ii) of such Lender would exceed such Lender's
          Percentage of the Term Loan Commitment Amount; or

             (b) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans
                  (i) of all Lenders, together with the aggregate principal amount of all Letter of Credit Outstandings, would exceed the lesser of (A) Revolving Loan Commitment Amount and (B) the Borrowing Base, or

                  (ii) of such Lender, together with such Lender's Percentage of the aggregate principal amount of all Letter of Credit Outstandings, would exceed the lesser of (A) such Lender's Percentage of the Revolving Loan Commitment Amount and (B) such Lender's Percentage of the Borrowing Base.

          SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto, the sum of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed the lesser of (A) Revolving Loan Commitment Amount and
(B) the Borrowing Base.

          SECTION 2.2. Reduction of Commitment Amount. The Borrower may, from time to time on any Business Day, voluntarily reduce the amount of the Revolving Loan Commitment Amount; provided, however, that the Revolving Loan Commitment Amount shall not be reduced to an amount below the Letter of Credit Outstandings and any such reductions shall require at least two Business Days' prior written notice to the Agent and be permanent, and any partial reduction of such Commitment Amount shall be in a minimum amount of $2,500,000 and in an integral multiple of $500,000.

          SECTION 2.3. Borrowing Procedure and Funding Maintenance. The Borrower may from time to time irrevocably request pursuant to a Borrowing Request that a Borrowing be made in a minimum amount of $500,000 and in an integral multiple of $250,000. If the request is for a Reference Rate Loan, such Borrowing Request shall be delivered to the Agent on or before 10:00 a.m. (Chicago time) at least one Business Day in advance and if the request is for a Eurodollar Rate Loan, such Borrowing Request shall be delivered to the Agent on or before 10:00 a.m. (Chicago time) at least three Business Days in advance. No Borrowing Request shall be delivered more than five Business Days in advance.
On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (Chicago, Illinois time) on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

          SECTION 2.4. Continuation and Conversion Elections. The Borrower may from time to time irrevocably elect pursuant to a Continuation/Conversion Notice that all, or any portion of any Loans be, in the case of Reference Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, converted into Reference Rate Loans or continued as Eurodollar Rate Loans; provided, however, that (i) in the absence of delivery of a Continuation/Conversion Notice with respect to such Eurodollar Rate Loans at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loans shall, on such last day, automatically convert to Reference Rate Loans, (ii) if a portion of such Loan is converted or continued, the minimum amount of such portion shall be $500,000 and in an integral multiple of $250,000, (iii) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and
(iv) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Rate Loans when any Default has occurred and is continuing. If the election is for a Reference Rate Loan to be converted into a Eurodollar Rate Loan or to continue a Eurodollar Rate Loan, such Continuation/Conversion Notice shall be delivered to the Agent on or before 10:00 a.m. (Chicago time) at least three Business Days in advance and if the request is for a Eurodollar Rate Loan to be converted to a Reference Rate Loan, such Continuation/Conversion Notice shall be delivered to the Agent on or before 10:00 a.m. (Chicago time) at least one Business Day in advance. No Continuation/Conversion Notice shall be delivered more than five Business Days in advance.

          SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; provided, however, that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided, further, that such Lender shall cause such foreign branch, Affiliate or international banking facility to make the representations and agreements and to furnish the information statements required of Transferees under clause (h) of Section 10.11 hereof. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Rate Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

          SECTION 2.6. Issuance Procedures. The Borrower may, from time to time irrevocably request pursuant to an Issuance Request, on not less than three Business Days' notice, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit. Upon receipt of an Issuance Request, the Agent shall promptly notify the Issuer and each Lender thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of issuance, as such date may be extended pursuant to this Section 2.6.

          SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto) as provided in Section 2.1.2, and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.2 and
Section 2.6.3. Upon such reimbursement by Lenders of the Issuer, the Borrower shall be obligated to reimburse the Lenders. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the letter of credit fees payable pursuant to

Section 3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2.

          SECTION 2.6.2. Disbursements. The Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made. Prior to 11:00 a.m., Chicago, Illinois time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Agent, for the account of the Issuer, or if the Lenders have reimbursed the Agent, the Borrower will reimburse the Lenders, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum then applicable to the Revolving Loans.

          SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Lender's obligation under Section
2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

          SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default of the type described in Section 8.1.9 or, with notice from the Agent at the direction of the Required Lenders, upon the occurrence and during the continuation of any Event of Default

             (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding for the account of the Borrower shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

             (b) upon notification by the Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be applied to the Revolving Loans, or if no Revolving Loans are then outstanding, deposited in cash with the Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. Monies held by the Agent pursuant to this Section shall be invested in Cash Equivalent Investments, and the proceeds of such investments shall be reinvested in Cash Equivalent Investments at the Agent's discretion. All earnings thereon will be applied to the Revolving Loans, or if no Revolving Loans are then outstanding, deposited in cash with the Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. The Agent will not be responsible or liable for any loss resulting from the investment performance of any investment or reinvestment of monies held by it in Cash Equivalent Investments or from the sale or liquidation of any Cash Equivalent Investments, other than loss directly resulting from the Agent's gross negligence or willful misconduct. At such time when all Events of Default shall have been cured or waived, the Agent shall return to the Borrower all amounts then on deposit with the Agent pursuant to this Section.

          SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

             (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

             (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

             (c) failure of the beneficiary to comply fully with conditions required to demand payment under a Letter of Credit;

             (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

             (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

          SECTION 2.7. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount.

          SECTION 2.8. Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its applicable Note, the date and amount of each Loan evidenced by such Note, each repayment or conversion thereof and, in the case of each Eurodollar Rate Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

          SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

             (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                  (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, of all Lenders;

                  (ii) no such prepayment of any Eurodollar Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

                  (iii) all such voluntary prepayments shall require at least two Business Days' prior written notice to the Agent; and

                  (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and in an integral multiple of $250,000, or the balance then outstanding;


             (b) shall, on any date that the sum of the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings exceeds the lesser of (i) the Revolving Loan Commitment Amount and (ii) the Borrowing Base, make a mandatory prepayment of all Revolving Loans equal to such excess;

             (c) shall, on each day set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in the amount set forth opposite each such date:

                                            Amount of Required
          Payment Date                      Principal Payment
          ------------                      -----------------

          December 31, 1994                     $  500,000
          March 31, 1995                        $  500,000
          June 30, 1995                         $  500,000
          September 30, 1995                    $1,500,000
          December 31, 1995                     $1,500,000
          March 31, 1996                        $1,500,000
          June 30, 1996                         $1,500,000
          September 30, 1996                    $1,750,000
          December 31, 1996                     $1,750,000
          March 31, 1997                        $1,750,000
          June 30, 1997                         $1,750,000
          September 30, 1997                    $1,750,000
          December 31, 1997                     $1,750,000
          March 31, 1998                        $1,750,000
          June 30, 1998                         $1,750,000
          September 30, 1998                    $2,000,000
          December 31, 1998                     $2,000,000
          March 31, 1999                        $2,000,000
          June 30, 1999                         $2,000,000
          September 30, 1999                    $2,000,000
          December 31, 1999                     $2,000,000
          March 31, 2000                        $2,000,000
          June 30, 2000                         $2,000,000
          September 30, 2000                    $3,000,000
          December 31, 2000                     $3,000,000
          March 31, 2001                        $3,000,000
          June 30, 2001                         $3,500,000

             (d) shall, concurrently with the receipt of any Net Disposition Proceeds, make a mandatory prepayment in respect of the Term Loans in an amount equal to such proceeds (provided, that the Borrower shall not be required to make a mandatory prepayment of any Net Disposition Proceeds permitted to be utilized by the Borrower pursuant to
     Section 7.1.4);

             (e) shall, upon the receipt by Newco, MC or the Borrower of any proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) in connection with the issuance of capital stock and/or subordinated debt by Newco, MC or the Borrower (other than proceeds from the issuance of capital stock to management of Newco, MC, the Borrower or its Subsidiaries), make a mandatory prepayment in respect of the Term Loans in an amount equal to 50% of such net proceeds (provided, that if an Event of Default exists, the Borrower shall make a mandatory prepayment in respect of the Term Loans in an amount equal to 100% of such net proceeds);

             (f) shall, within 120 days after the end of each Fiscal Year in which Debt at any time exceeded $40,000,000 (commencing with the 1994 Fiscal Year), make a mandatory prepayment in respect of the Term Loans in an amount equal to 75% of Excess Cash Flow for such Fiscal Year, calculated on the basis of the audited financial statements for such Fiscal Year delivered to the Agent and the Lenders pursuant to Section 7.1.1(b) (provided, that Excess Cash Flow for the 1994 Fiscal Year shall be calculated for the period commencing on the date of the initial Credit Extension and ending on the last day of the 1994 Fiscal
     Year); and

             (g) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or
     Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each voluntary prepayment of Term Loans made pursuant to clause (a) and mandatory prepayments made pursuant to clauses (d) and (f) shall be applied, to the extent of such prepayment, pro rata against all scheduled payments set forth in clause (c). Each mandatory prepayment made pursuant to clause (e) shall be applied, to the extent of such prepayment, against the scheduled payments set forth in clause (c) in the inverse order of their maturities. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. Subject to Section 2.2, no prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Loan Commitment Amount.

          SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

          SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

             (a) on that portion maintained from time to time as a Reference Rate Loan, equal to the sum of the Alternate Reference Rate from time to time in effect plus the Applicable Margin; and

             (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Adjusted) for such Interest Period plus the Applicable Margin.

          All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

          SECTION 3.2.2. Default Rates. Upon notice from the Agent, at the direction of the Required Lenders, of the occurrence of an Event of Default and during the continuance thereof, the interest rates then in effect shall be increased by increasing the Applicable Margin by 200 basis points.

          SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

             (a) on the Stated Maturity Date therefor;

             (b) on the date of any prepayment of such Loan;

             (c) with respect to Reference Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

             (d) with respect to Eurodollar Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the 90th day of such Interest Period); and

             (e) on that portion of any Loans the Stated Maturity
     Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document, or with respect to Reimbursement Obligations, after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

          SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be nonrefundable.

          SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Agent for the pro rata account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the date of the initial Credit Extension and continuing through the Revolving Loan Commitment Termination Date, a commitment fee at the rate of 1/2 of 1% per annum on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Loan Commitment Termination Date.

          SECTION 3.3.2. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account fees in the amounts and on the dates set forth in the Fee Letter.

          SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the pro rata account of each Lender, a Letter of Credit fee in an amount equal to 1.5% per annum times the Stated Amount of such Letter of Credit, such fee being payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to the Issuer on the date of issuance or extension of each Letter of Credit an issuance fee in the amount of 1/4 of 1% of the Stated Amount of such Letter of Credit.

          SECTION 3.3.4. Upfront Fees. The Borrower agrees to pay to each Lender, for such Lender's own account, an upfront fee in the amounts and on the dates set forth in the Upfront Fee Letter between the Borrower and such Lenders.

                                   ARTICLE IV

                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

          SECTION 4.1. Eurodollar Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law (including any governmental rule, regulation or order) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans shall automatically convert into Reference Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

          SECTION 4.2. Deposits Unavailable. If any Lender shall have determined that

             (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to such Lender in its relevant market; or

             (b) by reason of circumstances affecting such Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans,

then, upon notice from such Lender to the Agent, the Borrower and the other Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until such Lender shall notify the Agent, the Borrower and the other Lenders that the circumstances causing such suspension no longer exist.

          SECTION 4.3. Increased Eurodollar Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law, rule, regulation, directive, guideline, treaty, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

          SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of

             (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section
     3.1 or otherwise;

             (b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor; or

             (c) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice by such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense; provided, that the Borrower shall not be required to reimburse a Lender for such loss or expense arising as a result of the gross negligence or willful misconduct of such Lender. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

          SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law, rule, regulation, directive, treaty, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital or reserves required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by or the Letters of Credit issued or participated in by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it shall deem applicable.

          SECTION 4.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including in respect of fees and Reimbursement Obligations) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by net income or receipts of the Agent or any Lender by any jurisdiction with respect to which the Agent or such Lender is subject to tax without regard to the transactions contemplated hereby (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

             (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (ii) promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; and

           (iii) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, and such Taxes are then due and payable in accordance with applicable law, the Agent or such Lender shall pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted.

          If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

          (b) Each Lender hereby severally (but not jointly) represents that, under applicable law and treaties in effect as of the date of the initial Credit Extension, no United States federal taxes will be required to be withheld by the Agent or the Borrower with respect to any payments to be made to such Lender in respect of this Agreement and each Lender which itself is not incorporated under the laws of the United States or a state thereof or which is lending from a Eurodollar Office that is not incorporated under the laws of the United States or a state thereof agrees severally (but not jointly) that, prior to the date of the initial Borrowing, it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224, or successor applicable form, pursuant to the immediately preceding sentence, further undertakes to deliver to the Borrower and the Agent two further copies of said Form 1001 or 4224, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof, has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and on or prior to the date occurring six months after the last day of the Interest Period during which such change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof, shall occur, such Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Notwithstanding any provision of clause (a) of Section 4.6 to the contrary, the Borrower shall have no obligation to pay any Taxes (except to the extent required by law) pursuant to clause (a) of Section 4.6, or to pay any amount to the Agent or any Lender pursuant to clause (a) of Section 4.6, to the extent that such amount results from (i) the failure of any Lender to comply with its obligations pursuant to this clause (b) of Section 4.6 or Section 2.5 or the failure of a Transferee to make the representations set forth in clause (h) of
Section 10.11 or to perform the acts set forth in such clause (h) or (ii) any representation or warranty made or deemed to be made by any Lender pursuant to this clause (b) of Section 4.6 or Section 2.5 or by a Transferee pursuant to clause (h) of Section 10.11 proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

          (c) If the Borrower pays or becomes obligated to pay to the Agent or any Lender any additional amounts pursuant to clause (a) of Section 4.6, the Agent or such Lender shall, if requested by the Borrower, designate a different office or transfer its rights, benefits and obligations under any Loan hereunder to an Affiliate if such designation or transfer would not be unreasonably burdensome to such Lender, would reduce or eliminate such additional amounts and would not, in the reasonable judgment of the Agent or such Lender, cause the Agent or such Lender to incur any additional costs or expenditures not reimbursed by the Borrower or suffer a material economic disadvantage.

          (d) The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Chicago, Illinois time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

          SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

          SECTION 4.9. Setoff. Each Lender shall, upon the occurrence and continuance of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

          SECTION 4.10. Use of Proceeds and Benefits of Credit Extensions. The Borrower shall apply the proceeds of Term Loans and the Revolving Loans to refinance certain Indebtedness, finance the Cash Consideration and for working capital purposes and general corporate purposes of the Borrower and its Subsidiaries.

                                   ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS

          SECTION 5.1. Initial Credit Extensions. The obligations of the Lenders to fund the initial Credit Extensions shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1.

          SECTION 5.1.1. Resolutions, etc. The Agent shall have received from the Borrower and each other Obligor a certificate, dated the date of the initial Credit Extensions, of its Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it; and

          (c)  the accuracy and completeness of its Organic Documents;

upon which certificate each Lender may conclusively rely.

          SECTION 5.1.2. Delivery of Notes. The Agent shall have received, for the account of each Lender, the Notes duly executed and delivered by the Borrower.

          SECTION 5.1.3. Guaranties; Subsidiary Security Documents. The Agent shall have received the Subsidiary Guaranty and the Subsidiary Security Documents duly executed and delivered by the Subsidiary Guarantor and the MC Guaranty duly executed and delivered by MC.

          SECTION 5.1.4. Pledge Agreements. The Agent shall have received of the MC Pledge Agreement duly executed and delivered by MC and the Pledge Agreement duly executed and delivered by the Borrower. The Agent shall retain possession of the certificates, evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the MC Pledge Agreement and Pledge Agreement, in each case accompanied by undated stock powers duly executed in blank.

          SECTION 5.1.5. Security Agreement. The Agent shall have received the Security Agreement duly executed and delivered by the Borrower. The Agent shall also have received satisfactory evidence that the Agent has a valid and perfected first priority security interest in the property of the Borrower, subject only to the Liens permitted under Section 7.2.3.

          SECTION 5.1.6. Mortgages, Etc. The Agent shall have received Mortgages covering certain of the real property owned or leased by the Borrower and disclosed in Item 5.1.6 of the Disclosure Schedule as the Agent may reasonably require, together with (a) title insurance policies and surveys as reasonably required by the Agent; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable in the reasonable judgment of the Agent, to create a valid and enforceable first priority lien (subject only to the Liens permitted under Section 7.2.3); and (c) opinions of local counsel with respect to such Mortgages.

          SECTION 5.1.7. Insurance. The Agent shall have received policies of insurance required to be maintained under this

Agreement and the other Loan Documents together with endorsements satisfactory to the Agent naming the Agent as loss payee and naming the Agent and the Lenders as additional insureds under such policies.

          SECTION 5.1.8. Consummation of Joint Venture. The transactions contemplated by the Joint Venture Agreement shall have been consummated in accordance with the terms of the Joint Venture Agreement.

          SECTION 5.1.9. Closing Date Certificate. The Agent shall have received, for its benefit and the benefit of each Lender, the Closing Date Certificate in substantially the form of Exhibit J hereto, dated the date of the initial Credit Extension and duly executed and delivered by an Authorized Officer of the Borrower, in which such Closing Date Certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties in all material respects made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

          SECTION 5.1.10. Solvency, etc. The Agent shall have received, for its benefit and the benefit of each Lender, a solvency certificate of the Borrower signed by the chief accounting, financial or other executive Authorized Officer of the Borrower, dated the date of the initial Credit Extensions, in the form of Exhibit K hereto.

          SECTION 5.1.11. Environmental Due Diligence. The Agent shall have completed its environmental due diligence review of the operations and facilities of the Borrower and the Orscheln Transferred Assets and the results of such review shall be reasonably satisfactory to the Agent.

          SECTION 5.1.12. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Credit Extensions and addressed to the Agent and all Lenders, from

          (a) Kirkland & Ellis, counsel to the Obligors, substantially in the form of Exhibit L hereto; and

          (b) Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., counsel to the Agent, substantially in the form of Exhibit M hereto.

          SECTION 5.1.13. Borrowing Base Certificate. The Agent shall have received a Borrowing Base Certificate, dated as of the date hereof for the period ending July 31, 1994, duly executed and delivered by the Borrower.

          SECTION 5.1.14. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to this Agreement, the Fee Letter and the Upfront Fee Letters.

          SECTION 5.1.15. Capital Contributions. Onex U.S. Investments, Inc. and J2R Corporation shall have contributed in the aggregate at least $2,000,000 in cash to MC in the form of subordinated debt on terms and conditions satisfactory to the Agent and the Required Lenders, and MC shall have contributed at least $2,000,000 in cash to the Borrower in the form of common equity on terms and conditions satisfactory to the Agent and the Required Lenders.

          SECTION 5.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension on the occasion of any Borrowing (including the initial Credit Extensions) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

          SECTION 5.2.1. Compliance with Warranties, No Default etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct

          (a) the representations and warranties set forth in the Agreement (including Article VI) and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

          (b) the sum of the aggregate outstanding principal amount of all (x) Revolving Loans and (y) Letter of Credit Outstandings does not exceed the lesser of Revolving Loan Commitment Amount and the Borrowing Base; and

          (c)  no Default shall have then occurred and be continuing.

          SECTION 5.2.2. Credit Extension Request, etc. The Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request, if a Letter of Credit is being requested. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

          SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders, the Co-Agents and the Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Lenders, the Co-Agents and the Agent as set forth in this Article VI (after giving effect to the consummation of the transactions contemplated by the Joint Venture Agreement).

          SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business (except for those licenses, permits or other approvals the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect).

          SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)  contravene the Borrower's or any such Obligor's Organic
     Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor which could not reasonably be expected to result in a Material Adverse Effect; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any Obligor's properties (except as contemplated hereunder).

          SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (which has not already been obtained or where the failure to obtain could not reasonably be expected to have a Material Adverse Effect) for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, except for the filing of UCC financing statements and recording of the Mortgages. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 6.4. Validity, etc. This Agreement constitutes, and each other Loan Document executed by any Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Obligor enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

          SECTION 6.5. Financial Information. The Borrower's annual audited report for the 1993 Fiscal Year, Orscheln's audited report for its fiscal year ending December 25, 1993 and all balance sheets, all statements of operations, shareholders' equity and cash flow, and all other financial information of each of the Borrower, its Subsidiaries and Orscheln which have been or shall hereafter be furnished pursuant to Section 7.1.1 have been or will be prepared in accordance with GAAP consistently applied (except as expressly provided herein), and do or will present fairly in all material respects the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended, except that quarterly financial statements need not include footnote disclosure and may be subject to ordinary year-end adjustment.

          SECTION 6.6. No Material Adverse Change, etc. Since December 31, 1993 there has been no material adverse change in the financial condition, results of operations, assets, business or properties of the Borrower, Orscheln or the Borrower and its Subsidiaries taken as a whole; as of the date of the initial Credit Extension, except as disclosed in Item 6.6 of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened litigation, arbitration, action, governmental investigation or proceeding or labor controversy affecting the Borrower or any Subsidiary, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect; and as of the date of the initial Credit Extension, no materially adverse development has occurred in any such litigation, arbitration, action, governmental investigation or proceeding or labor controversy disclosed in such
Item 6.6 of the Disclosure Schedule which could reasonably be expected to have a Material Adverse Effect.

          SECTION 6.7. Subsidiaries. As of the date of the initial Credit Extension, the Borrower has no Subsidiaries, except those Subsidiaries which are identified in Item 6.7 of the Disclosure Schedule.

          SECTION 6.8. Ownership of Properties. Each of the Borrower and each of its Subsidiaries owns good and marketable fee title or leasehold interest (as the case may be) to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) (except as permitted pursuant to Section
7.2.3 or as otherwise consented to by the Required Lenders) used in the operation of its business.

          SECTION 6.9. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          SECTION 6.10. Pension and Welfare Plans. (a) During the twelve consecutive month period prior to the date of the initial Credit Extension and prior to the date of any other Credit Extension hereunder, no formal steps have been taken to terminate any Pension Plan other than in a standard termination under Section 4041(b) of ERISA, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which (i) could result in the incurrence by the Borrower or any Subsidiary of any liability, fine or penalty, other than the liability to make contributions when due in the ordinary course and to pay premiums to the PBGC or (ii) could result in the incurrence by a member of the Borrower's Controlled Group (other than the Borrower and its Subsidiaries) of any material liability, fine or penalty other than conditions, events or transactions which could not reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability.

          (b) Except for liabilities arising under the terms and conditions, as in effect on the date of the initial Credit Extensions, of the Plans disclosed in Item 6.10 of the Disclosure Schedule, neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than (i) liability for continuation coverage described in
Part 6 of Title I of ERISA or (ii) a modification of, or addition to, the retiree benefit obligations disclosed at Item 6.10 of the Disclosure Schedule which when taken together with any other addition or modification since the initial Credit Extensions does not materially increase the Borrower's and its Subsidiaries annual cost of providing such benefits. For purposes of clause
(ii) of the preceding sentence, during the period prior to the effective date of Financial Accounting Statement 106, "generally accepted accounting principles" shall refer to the principles contained in such statement, as set forth in the most recent version of such statement.

          (c) All statistics provided to the Agent, any Co-Agent or any Lender relating to the funded status of the Pension Plans or to post-retirement benefit expenses and liabilities are based on actuarial assumptions that are reasonable individually and in the aggregate.

          SECTION 6.11.  Environmental Warranties.  Except as set forth in Item
6.11 of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws (except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect);

          (b) As of the date hereof, there are no pending or, to the best of the Borrower's knowledge, threatened claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law or potential liability under Environmental Law which could reasonably be expected to have a Material Adverse Effect;

          (c) there are or have been no Releases of, or conditions of contamination by, Hazardous Materials at, on or under any property now or, to the best knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

          (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses except where the failure to obtain or comply with such authorization could not reasonably be expected to have a Material Adverse Effect;

          (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing in a federal or state official publication on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to the best knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

          (g) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the best knowledge of the Borrower, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is, to the best knowledge of the Borrower, the subject of federal, state or local enforcement actions or other investigations which could reasonably be expected to lead to claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which have, or could reasonably be expected to have, a Material Adverse Effect;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that have, or could reasonably be expected to have, a Material Adverse Effect; and

          (i) no conditions exist at, on or under any property now or, to the best knowledge of the Borrower, previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, could reasonably be expected to give rise to liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, and no generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any property owned by the Borrower which generation, manufacture, storage, treatment, transportation or disposal has, or could reasonably be expected to have, a Material Adverse Effect.

          SECTION 6.12. Regulations G, T, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

          SECTION 6.13. Accuracy of Information. To the best knowledge of the Borrower, all factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Disclosure Schedule) is, and all other such factual information hereafter furnished in connection with this Agreement or any other Loan Document by or on behalf of the Borrower or any other Obligor to the Agent, any Co-Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent, each Co-Agent and each Lender, and such information, to the best knowledge of the Borrower, is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. All projections prepared by or on behalf of the Borrower or any other Obligor contained in any documents or materials furnished to the Agent or any Lender have been prepared in good faith and represent the Borrower's or such Obligor's best estimates as of the date of preparation of reasonably expected future performance.

                                  ARTICLE VII

                                   COVENANTS

          SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agent, each Co-Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform or caused to be performed the obligations set forth in this Section 7.1.

          SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender, each Co-Agent and the Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief accounting, financial or executive Authorized Officer of the Borrower;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Arthur Andersen & Co. or other independent public accountants reasonably acceptable to the Agent, together with (x) a certificate from such accountants containing a statement to the effect that, in making the audit necessary for the signing of such annual report by such accountants, they are aware that the Agent and the Lenders are relying on such annual report and audit and that they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and (y) unaudited consolidating statements of earnings of the Borrower and its Subsidiaries for such Fiscal Year, prepared on a consistent basis;

          (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a Compliance Certificate, executed by the chief financial Authorized Officer of the Borrower;

          (d) as soon as possible and in any event within five Business Days after the Borrower's or any Subsidiary's knowledge of the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within five Business Days after the Borrower's or any Subsidiary's knowledge of (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy disclosed in Item 6.6 of the Disclosure Schedule or (y) the commencement of any litigation, arbitration, action, governmental investigation or proceeding or labor controversy of the type and materiality disclosed in
     Item 6.6 of the Disclosure Schedule, notice thereof and, to the extent the Agent reasonably requests, copies of such documentation relating thereto;

          (f) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (g) promptly upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower (including the incurrence of any liability described in clause (b) of Section 6.10) with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (h) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Borrower by the independent public accountants referred to in clause (b) of this Section 7.1.1 in connection with each audit made by such accountants of the books of the Borrower or any Subsidiary;

          (i) promptly when available and in any event within 30 days after the end of each calendar month, a consolidated balance sheet and consolidated statements of cash flow of the Borrower and its Subsidiaries as of the end of such month and consolidated and consolidating statements of earnings of the Borrower and its Subsidiaries for such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, certified by the chief financial, accounting or executive Authorized Officer of the Borrower, together with comparative entries from the annual budget then in effect;

          (j) within 10 days after the end of each month, a Borrowing Base Certificate, executed by the chief financial Authorized Officer of the Borrower, calculating the Borrowing Base as of the last day of such month;

          (k)  promptly when available and in any event within 30 Business
     Days after the last day of each Fiscal Year of the Borrower, a budget for the next three succeeding Fiscal Years, which budget shall be prepared on a month by month basis for the next succeeding Fiscal Year and on an annual basis for the next two succeeding Fiscal Years in a manner and form permitting easy comparison to financial statements delivered pursuant to clause (a) above, and shall contain a projected, consolidated balance sheet and statement of cash flow and consolidated and consolidating statement of earnings of the Borrower and its Subsidiaries for such succeeding Fiscal Years, prepared in reasonable detail by the chief accounting, financial or executive Authorized Officer of the Borrower;

          (l) within 20 days after the end of each month, a tooling certification report, in form and content acceptable to the Agent, as of the end of the month describing (i) all purchases of tooling by the Borrower (which purchases are authorized by the Borrower's automotive customers), (ii) at the request of the Agent, invoices and checks for tooling expenditures, (iii) completed tooling, (iv) tooling with respect to which a Tooling Account Receivable is owing, (v) at the request of the Agent invoices for Tooling Account Receivables, and (vi) any additional information relating thereto, as reasonably requested by the Agent;

          (m) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a management report executed by an Authorized Officer describing in narrative form the operations and financial condition of the Borrower and its Subsidiaries for the Fiscal Quarter then ended; and

          (n) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Lender through the Agent may from time to time reasonably request.



          SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations and orders (except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect) such compliance to include:

          (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation in all jurisdictions in which such qualification is necessary; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower reasonably determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

          SECTION 7.1.4. Insurance. (a) The Borrower shall maintain, and shall cause each Subsidiary to maintain:

          (i) physical damage insurance on all real and personal property (including Inventory) on an all-risk basis (including loss in transit, earthquake, if available, and flood insurance), repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expenses;

          (ii) public liability insurance (including products and completed operations liability coverage) in an aggregate amount of not less than $3,000,000; and

         (iii) such other additional insurance coverage in such amounts and with respect to such risks as the Agent may reasonably request from time to time which is customary for businesses similar to that of the Borrower and its Subsidiaries.

          (b) All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than A, or such other insurers as the Agent may approve in writing.

          (c) All premiums on insurance policies required under this Section shall be paid when due and payable by their terms by the Borrower. All insurance policies shall contain loss payable clauses in the form submitted to the Borrower by the Agent or in other form and substance reasonably satisfactory to the Agent, naming the Agent as loss payee, for the benefit of the Agent, the Co-Agents and the Lenders (except the insurance policies referred to in clause (a)(ii) above), and the Lenders, the Co-Agents and the Agent as additional insured parties, as their interest may appear, and providing that

          (i) all proceeds thereunder which relate to losses or damages sustained in respect of any item thereunder shall be payable to the Agent for the benefit of the Agent, the Co-Agents and the Lenders, as their interest may appear, and

          (ii) such insurance shall not be affected by any unintentional act or negligence on the part of the Borrower or other owner of the policy or the property described in such policy.

All such insurance policies shall provide that the insurer shall, simultaneously with the delivery to the Borrower or such Subsidiary of any notice under such policy, deliver to the Agent a copy of such notice. All such insurance policies and loss payable clauses shall provide that they may not be cancelled, amended or terminated unless the Agent is given at least the same number of days' notice that the insurance company which issued such policies is required to give the Borrower or any Subsidiary, but in no event less than 10 day's prior written notice of cancellation or termination for the non-payment of insurance premiums and 30 day's prior written notice for any other cancellation or termination. So long as no Default has occurred and is continuing, proceeds of such insurance for all losses equal to or less than $500,000 per occurrence shall be paid directly to the Borrower to repair, replace, restore or substitute such damaged property. Proceeds for all losses in excess of $500,000 per occurrence, at the request of the Agent, shall be paid directly to the Agent for its benefit and the benefit of the Co-Agents and the Lenders; provided, that if no Default has occurred and is continuing, the Agent shall remit to the Borrower all or a portion of such proceeds to permit the Borrower to repair, replace, restore or substitute such damaged property, if the Agent has received written evidence reasonably satisfactory to the Agent to the effect that (i) such proceeds are necessary and in an amount sufficient to pay all costs of repair, replacement, restoration or substitution of such damaged property and (ii) the damaged property can be repaired, replaced, restored or substituted prior to the termination of the Commitments to an economical unit of substantially the same character and value as such property was prior to such damage. Unless remitted to the Borrower hereunder, proceeds received by the Agent shall be applied to the Obligations as provided in Section 13 of the Security Agreement.

          (d) The Borrower will not, and will not permit any of its Subsidiaries to, use any of its or their inventory, or permit the inventory to be used, unlawfully or in any manner inconsistent with the terms of any insurance coverage.

          The Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this Section and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance.

          SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects its business affairs and transactions and permit the Agent, any Lender or any of their representatives, at reasonable times and intervals, upon reasonable notice, to visit all of the Borrower's and such Subsidiaries' offices, to discuss its financial matters with the Borrower's and such Subsidiaries' officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's or such Subsidiaries' financial matters with the Agent, any Lender or their representatives whether or not any representative of the Borrower or such Subsidiary is available to be present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records; provided, that the Borrower shall not be liable for any expenses incurred by the Agent or any Lender under this Section except for Agent's reasonable expenses incurred in connection with an initial field examination conducted prior to the first anniversary of the date hereof.

          SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties and handle all Hazardous Materials in compliance with all Environmental Laws (except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect), and keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect, except for such of the foregoing, the failure to obtain or maintain which could not reasonably be expected to have a Material Adverse Effect;

          (b) promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect, and shall promptly resolve any non-compliance with Environmental Laws, through remediation or otherwise and keep its property free of any Lien imposed by any Environmental Law, except as permitted under Section 7.2.3; and

          (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this
     Section 7.1.6.

          SECTION 7.1.7 Interest Rate Risk Management Agreements. Within 90 days following the date hereof, the Borrower will enter into interest rate risk management agreements acceptable to the Agent with respect to at least 50% of the aggregate principal amount of the Term Loans then outstanding for a period of at least three years.

          SECTION 7.2. Negative Covenants. The Borrower agrees with the Agent, each Co-Agent and each Lender that, until all Commitments have terminated and all Loans and Letter of Credit Outstandings have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

          SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those currently conducted by the Borrower and the manufacture of auto parts.

          SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of the Credit Extensions and other Obligations (including Hedging Obligations in respect of such Credit Extensions);

          (b) Indebtedness existing as of the Effective Date and identified in
     Item 7.2.2(b) of the Disclosure Schedule;

          (c) Indebtedness which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets permitted to be acquired pursuant to
     Section 7.2.7 to finance its acquisition of such assets;

          (d) Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted in Section 7.2.7; and

          (e) other unsecured Indebtedness of the Borrower not to exceed $2,000,000 in aggregate principal amount at any time outstanding.

          SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

           (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) Liens existing as of the Effective Date disclosed in Item 7.2.3(b) of the Disclosure Schedule;

          (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

          (d) Liens arising pursuant to Capitalized Lease Liabilities permitted under clause (d) of Section 7.2.2;

          (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

          (h) Easements, rights-of-way, restrictions, and other similar charges or encumbrances with respect to real property not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries (including those described on any title commitment delivered to the Agent pursuant to Section 5.1.6 with respect to any of the owned or leased property).

          SECTION 7.2.4.  Financial Condition.  The Borrower will not permit:

          (a) Net Worth at any time to be less than 85% of the greater of (i) Net Worth as of the date of the initial Credit Extension and (ii) Net Worth as of the last day of any Fiscal Quarter ending on or after the Third Fiscal Quarter 1994.

          (b) the Leverage Ratio for any period set forth below, to be greater than the ratio set forth opposite such period:

  =========================================================
                    PERIOD                         RATIO
  ---------------------------------------------------------
  Four Fiscal Quarter period ending on the          7.5
  last day of the Fourth Fiscal Quarter 1994
  ---------------------------------------------------------
  Four Fiscal Quarter period ending on the          7.0
  last day of the First Fiscal Quarter 1995
  ---------------------------------------------------------
  Four Fiscal Quarter period ending on the         6.75
  last day of the Second Fiscal Quarter 1995
  ---------------------------------------------------------
  Four Fiscal Quarter period ending on the         6.25
  last day of the Third Fiscal Quarter 1995
  ---------------------------------------------------------
  Four Fiscal Quarter period ending on the          5.5
  last day of the Fourth Fiscal Quarter 1995
  ---------------------------------------------------------
  Four Fiscal Quarter period ending on the          4.5
  last day of each Fiscal Quarter in the 1996
  Fiscal Year
  ---------------------------------------------------------
  Four Fiscal Quarter period ending on the         3.75
  last day of each Fiscal Quarter in the 1997
  Fiscal Year
  =========================================================
  Four Fiscal Quarter period ending on the         3.25
  last day of the First Fiscal Quarter 1998
  and on the last day of each Fiscal Quarter
  thereafter
  =========================================================

          (c) the Interest Coverage Ratio for any period set forth below, to be less than the ratio set forth opposite such period:

  =========================================================
                    PERIOD                         RATIO
  ---------------------------------------------------------
  From the date of the initial Credit               2.5
  Extension through the last day of the Fourth
  Fiscal Quarter 1994
  ---------------------------------------------------------
  From the date of the initial Credit              2.75
  Extension through the last day of the First
  Fiscal Quarter 1995
  ---------------------------------------------------------
  From the date of the initial Credit               3.0
  Extension through the last day of the Second
  Fiscal Quarter 1995
  ---------------------------------------------------------

===========================================================
                    PERIOD                          RATIO
- -----------------------------------------------------------
  Four Fiscal Quarter period ending on the          3.25
  last day of the Third Fiscal Quarter 1995
- -----------------------------------------------------------
  Four Fiscal Quarter period ending on the           3.5
  last day of the Fourth Fiscal Quarter 1995
- -----------------------------------------------------------
  Four Fiscal Quarter period ending on the           4.0
  last day of the First Fiscal Quarter 1996
  and on the last day of each Fiscal Quarter
  thereafter
===========================================================

          (d) the Fixed Charge Coverage Ratio for any period set forth below, to be less than the ratio set forth opposite such period:

===========================================================
                    PERIOD                          RATIO
- -----------------------------------------------------------
  From the date of the initial Credit               1.25
  Extension through the last day of the Fourth
  Fiscal Quarter 1994
- -----------------------------------------------------------
  From the date of the initial Credit               1.25
  Extension through the last day of the First
  Fiscal Quarter 1995
- -----------------------------------------------------------
  From the date of the initial Credit               1.25
  Extension through the last day of the Second
  Fiscal Quarter 1995
- -----------------------------------------------------------
  Four Fiscal Quarter period ending on the          1.25
  last day of the Third Fiscal Quarter 1995,
  the last day of the Fourth Quarter 1995 and
  on the last day of each Fiscal Quarter in
  the 1996 Fiscal Year
===========================================================
  Four Fiscal Quarter period ending on the           1.5
  last day of the First Fiscal Quarter 1997
  and on the last day of each Fiscal Quarter
  thereafter
===========================================================

          (e) Restructuring Costs during the period commencing on the date of the initial Credit Extension and ending June 30, 2001, to exceed $10,000,000.

          SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

          (b)  Cash Equivalent Investments;

          (c) Investments by the Borrower as of the Effective Date in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries;

          (d) Sales of Inventory on account in the ordinary course of business;

          (e) Investments by the Borrower or any of its Subsidiaries in tooling so long as the amount by which such Investments exceed the amount of the contractual obligations to reimburse the Borrower and its Subsidiaries for such tooling is not greater than $2,000,000 at any time; and

          (f) other Investments in an aggregate amount at any one time not to exceed $1,000,000.

          SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

          (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower; provided that Borrower may (i) pay a dividend to or on behalf of MC in the amount of the Cash Consideration to effectuate the transactions contemplated by the Joint Venture Agreement and the transfer of the Orscheln Transferred Assets to the Borrower, (ii) pay dividends to or on behalf of MC under a tax sharing arrangement reasonably acceptable to the Agent so long as such tax sharing arrangement is based on the method prescribed in Treas. Reg. (S) 1.1502-33(d)(2)(ii) and on the method prescribed in Treas. Reg. (S) 1.1552-1(a)(2) (and using 100% percent as the percentage described in Treas. Reg.
     (S) 1.1502-33(d)(2)(ii)(b)), (iii) pay dividends to or on behalf of

     MC to permit MC and Newco to pay regularly scheduled semi-annual interest on the Subordinated Promissory Notes pursuant to the terms of the Subordinated Promissory Notes so long as no Event of Default exists or would be caused thereby, (iv) pay dividends to or on behalf of MC to permit MC and Newco to prepay all or any part of the Subordinated Promissory Notes so long as (A) no Event of Default exists or would be caused thereby, (B) the Borrower has provided evidence satisfactory to the Required Lenders that Ford Motor Company has agreed that all Ford Recall Liability has been satisfied in full, and (C) the amount prepaid does not exceed the amount by which $4,000,000 exceeds the aggregate amount paid by the Borrower in connection with the Ford Recall Liability, (v) pay dividends to or on behalf of MC to permit Newco to reimburse the parties to the Joint Venture Agreement for their out-of-pocket transaction expenses incurred in connection with the transactions contemplated by the Joint Venture Agreement to the extent Newco is obligated to reimburse such parties pursuant to the terms of the Joint Venture Agreement and the aggregate amount of out-of-pocket transaction expenses reimbursed by Newco does not exceed $3,000,000, (vi) pay dividends to or on behalf of MC in the amount of MC's and Newco's franchise taxes and audit fees incurred in the ordinary course of MC's and Newco's business, and (vii) repurchase the capital stock of Newco owned by members of management whose employment has been terminated so long as the aggregate amount of such repurchases in any Fiscal Year does not exceed $500,000 and no Event of Default then exists or would be caused thereby.

          (b) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

          SECTION 7.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make Capital Expenditures in any period set forth below (or commit to make with respect to such period), except Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such period:

     ======================================================================
              PERIOD                                  AMOUNT
     ----------------------------------------------------------------------
     1994 Fiscal Year                  $8,500,000 less the amount of the
                                       Orscheln Capital Expenditures
                                       incurred during the period beginning
                                       on December 26, 1993 and ending on
                                       the date of the initial Credit
                                       Extension
     ----------------------------------------------------------------------
     1995 Fiscal Year                  $6,700,000
     ----------------------------------------------------------------------
     1996 Fiscal Year                  $6,800,000
     ----------------------------------------------------------------------
     1997 Fiscal Year                  $6,400,000
     ----------------------------------------------------------------------
     1998 Fiscal Year                  $6,400,000
     ----------------------------------------------------------------------
     1999 Fiscal Year                  $6,400,000
     ----------------------------------------------------------------------
     2000 Fiscal Year and each         $6,400,000
     Fiscal Year thereafter
     ======================================================================


          SECTION 7.2.8. Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (other than those which would create a Capitalized Lease Liability), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth opposite such period:

     ======================================================================
                          PERIOD                                   AMOUNT
     ----------------------------------------------------------------------
     From the date of the initial Credit Extension               $1,050,000
     through the last day of the 1994 Fiscal Year
     ----------------------------------------------------------------------
     1995 Fiscal Year and each Fiscal Year thereafter            $2,500,000
     ======================================================================


          SECTION 7.2.9. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

          SECTION 7.2.10. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary and MC may merge with and into the Borrower.


          SECTION 7.2.11. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except (a) bona fide sales of Inventory to customers for fair value in the ordinary course of business, (b) dispositions of obsolete equipment not used in its business, (c) dispositions of equipment for fair value in the ordinary course of business to the extent the proceeds of such disposition are used to acquire replacement equipment within 120 days of such disposition or to prepay the installments owing in respect of the Term Loans pro-rata against all scheduled payments set forth in Section 3.1(c), (d) additional dispositions of property so long as the aggregate proceeds from such additional dispositions in any Fiscal Year does not exceed $100,000 and no Event of Default then exists or would otherwise be caused thereby, and (e) the reconveyance to Orscheln of the Borrower's real property commonly known as 445 East Helm Street, Brookfield, Missouri (Cabrook) pursuant to the terms of the Joint Venture Agreement (free and clear of Agent's Lien).


          SECTION 7.2.12. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (i) the Joint Venture Agreement which would materially adversely affect the Borrower's ability to perform hereunder or which would increase the purchase price thereunder or which would materially increase the Borrower's obligations or liabilities, contingent or otherwise, (ii) the Letter Agreement dated August 25, 1994 between Ford Motor Company and the Borrower attached hereto as Item 7.2.12 of the Disclosure Schedule which would increase the liability of the Borrower thereunder or which would materially adversely affect the Borrower's ability to perform hereunder, or (ii) any document or instrument evidencing or applicable to any Subordinated Debt.


          SECTION 7.2.13. Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries will: (a) amend, modify or waive any term or provision of its articles of incorporation or by-laws which would materially adversely affect the Borrower's or any Subsidiary's ability to perform its obligations under the Loan Documents; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (c) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.


          SECTION 7.2.14. Fiscal Year. Neither the Borrower nor any Subsidiary of the Borrower shall change its Fiscal Year.


          SECTION 7.2.15. Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary.


          SECTION 7.2.16. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates; and the Borrower shall not pay any management or similar fees to Hidden Creek Industries or any Affiliate except as provided under Item 7.2.16 of the Disclosure Schedule.


          SECTION 7.2.17.  Negative Pledges, Restrictive Agreements, etc.
Except as otherwise permitted by this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, any agreement governing any Indebtedness permitted by clause (c) or (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness or, with respect to clause (a) below, the agreements disclosed in Item 7.2.17(a) of the Disclosure Schedule) prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT


          SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".


          SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment when due of any principal in respect of the Loans; or the Borrower shall default in the payment when due of any interest, fees or other Obligations payable under the Loan Documents and such default shall continue unremedied for five consecutive days.


          SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent, any Co-Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.


          SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.1(a), (b), (c), (i) or (j) or Section 7.2.


          SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or the Required Lenders.


          SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $1,000,000 or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to purchase or defease such Indebtedness shall be required to be made, prior to its expressed maturity.

          SECTION 8.1.6. Judgments. Any one judgment or order for the payment of money in excess of $1,000,000 or any judgments or orders in the aggregate in excess of $2,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any Obligor and such judgment or judgments shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days after the entry thereof.


          SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate or withdraw from a Pension Plan if, as a result of such termination or withdrawal, the Borrower or any of its Subsidiaries would be required to make a contribution to such Pension Plan, or would be liable to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA and such failure continues for a period of 30 days (provided, that such contribution failure shall immediately constitute an Event of Default as soon as such Lien arises).


          SECTION 8.1.8.  Change in Control.  Any Change in Control shall occur.


          SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries or any Obligor shall

          (a) generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due or become insolvent;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 45 days;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect thereof; or, if any such case or proceeding is not commenced by the Borrower, any of its Subsidiaries or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Obligor or shall result in the entry of an order for relief or shall remain for 45 days undismissed; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.


          SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability and, with respect to any such other Person, the Agent has determined such contest to be material.


          SECTION 8.1.11. Default in Other Agreements. Breach or default of any Obligor under agreement not evidencing Indebtedness if the effect of such breach or default could reasonably be expected to have a Material Adverse Effect.


          SECTION 8.1.12. Injunction. Any Obligor is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business which could reasonably be expected to have a Material Adverse Effect and such order continues for more than 30 days.


          SECTION 8.1.13. Subordinated Promissory Notes. Any of the Subordinated Promissory Notes shall be amended or modified without the prior written consent of the Required Lenders, except to reduce or waive an interest payment; or Newco or MC shall prepay all or any portion of the principal amount of the Indebtedness evidenced by the Subordinated Promissory Notes without the prior written consent of the Required Lenders, except in connection with the proceeds of a dividend permitted under clause (iv) of the proviso to Section 7.2.6(a).


          SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur and continue, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.


          SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur and continue for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.



                                   ARTICLE IX

                            THE AGENT AND CO-AGENTS


          SECTION 9.1. Actions. Each Lender hereby appoints Continental as its Agent, under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel ), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. The Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. The Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, express or implied, is intended or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. If the Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any other Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders. The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any other Loan Document unless and until it has obtained the instructions of the Required Lenders.


          SECTION 9.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing by any Lender by 10:45 a.m., Chicago time, on the day prior to a Credit Extension that such Lender will not make available the amount which would constitute its Percentage of such Credit Extension on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available by such Lender to the Agent on a date after the date of such Credit Extension, such Lender shall pay to the Agent on demand interest on such amount at the Federal Funds Rate for the number of days from the date of such Credit Extension to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender on the same Business Day as the date of such Credit Extension, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Credit Extension, on demand, from the Borrower.


          SECTION 9.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.


          SECTION 9.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may, if no Event of Default exists, with the consent of the Borrower (not to be unreasonably withheld), or if an Event of Default exists, without the consent of Borrower, appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder.
If no successor Agent shall have accepted an appointment by the Required Lenders within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of

          (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

          (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.


          SECTION 9.5. Loans by Continental. Continental shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. Continental and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Continental was not the Agent hereunder.


          SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.


          SECTION 9.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will promptly distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.


          SECTION 9.8. Co-Agents. Each Lender hereby appoints each of The Bank of Nova Scotia, Comerica Bank and Chase Manhattan Bank, as its Co-Agents, under and for the purposes of this Agreement and each other Loan Document. Notwithstanding anything contained in the Loan Documents to the contrary, no Co-Agent shall have any duties or responsibilities under the Loan Documents except as a Lender under the Loan Documents.



                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS


          SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders unless consented to by each Lender;

          (b) modify this Section 10.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, release collateral security (including any guaranty) with an aggregate fair market value in excess of $5,000,000 in any one transaction or series of related transactions (other than the release of colla-teral described in Section 7.2.11(e) for which no consent shall be required) or extend the Revolving Loan Commit-ment Termination Date unless consented to by each Lender;

          (c) extend the Stated Maturity Date on any Loan (or reduce the principal amount of or rate of interest on any Loan) or modify the payment date or amount of any required interest payment or principal payment set forth in clause (c) of Section 3.1 (it being understood and agreed, however, that any modification of the application of prepayments required pursuant to Section 3.1 (or any other similar provision of any Loan Document) or a vote to rescind any acceleration made pursuant to Section
     8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders), unless consented to by each Lender;

          (d) affect adversely the interests, rights or obligations of the Agent as the Agent unless consented to by the Agent; provided, however, that nothing in this subparagraph shall be deemed to alter the voting requirements of the Required Lenders; or

          (e) modify any provision of Section 2.6, the fees to be paid pursuant to Section 3.3, or the provisions of any Letter of Credit, unless consented to by the Issuer.

No failure or delay on the part of the Agent, any Co-Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Co-Agent or any Lender shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.


          SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in an Assignment and Assumption Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other Persons party hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if delivered by hand, shall be deemed given when delivered, and if transmitted by facsimile, shall be deemed given when transmitted.


          SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay, within 30 days of notice, all expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and local counsel, if any, who may be retained by counsel to the Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing, recording, refiling or rerecording of the Mortgages and/or any Uniform Commercial Code financing statements and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the other Loan Documents; and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent, the Co-Agents and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse the Agent, each Co-Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of counsel) incurred by the Agent, such Co-Agents or such Lenders in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

          SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or any Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; and

          (f) any violation by the Borrower or any of its Subsidiaries of any Environmental Laws;

except to the extent any such Indemnified Liabilities arise for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. The Borrower, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action against, the Agent or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination or expiration of all Commitments and Letters of Credit. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

          SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

          SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Agent, each Co-Agent and each Lender.

          SECTION 10.9. Governing Law: Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

          SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

          SECTION 10.11. Assignments and Participations. Assignments by the Lenders of, and the granting of participations in, their rights and obligations arising under and with respect to this Agreement shall be permitted as follows:

          (a) Each Lender may, upon ten Business Days' prior written notice assign to an Affiliate of such Lender or to another Lender without the consent of the Borrower or the Agent or to a Person that is not a Lender or an Affiliate of a Lender with the prior written consent of the Agent and the Borrower, which consent shall not unreasonably be withheld or delayed, all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, Assignable Advances and the Notes held by it) subject only to the conditions set forth in clause (b) below.

          (b) Assignments made pursuant to this Section 10.11 shall comply with the following conditions:

               (i) each such assignment shall identify each of the facilities being assigned, and while the Percentages assigned may vary by Commitment, as to each such Commitment such assignment shall be of a constant, and not a varying, percentage of the aggregate rights and assignable obligations of the Lenders under this Agreement and shall cover the same aggregate Percentage of such Lenders' Assignable Advances and Commitments;

               (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption Agreement (as defined below) with respect to such assignment) shall (except in the case of assignments to other Lenders) in no event be less than the lesser of (i) $5,000,000 or (ii) the sum of the outstanding principal amount of such assigning Lender's total Term Loans and such Lender's total Revolving Loan Commitment;

               (iii) no such assignment shall require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify any Commitment, Assignable Advance or Note, or any interest in any thereof, under the "blue sky" or other securities law of any jurisdiction; and

               (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Assumption Agreement substantially in the form of Exhibit N hereto (an "Assignment and Assumption Agreement"), together with any Note or Notes subject to such assignment and a processing and recordation fee in the amount of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption Agreement, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights and be released from its unmatured obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Assumption Agreement, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto as provided in Article IX; and (vi) such assignee agrees that it will perform in accordance with such terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain at the address of its Domestic Office set forth on the signature page hereto a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender and an assignee, together with the Notes subject to such assignment and the processing and recordation fee identified above, the Agent shall, if such Assignment and Assumption Agreement has been completed, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Note and Term Note a Revolving Note and Term Note payable to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Assumption Agreement and, if the assigning Lender has retained a Commitment hereunder, a Revolving Note and Term Note payable to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder in substitution for such assigning Lender's original Revolving Note and Term Note and not in payment thereof. Such Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit G-1 and Exhibit G-2 hereto, respectively.

          (f) Each Lender may sell participations to one or more eligible participants (a "Participant") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, Assignable Advances, and either of the Notes held by it) to an Affiliate of such Lender or to another Lender without the consent of the Borrower or to a Person that is not a Lender or an Affiliate of a Lender with the prior written consent of the Borrower, which consent shall not unreasonably be withheld or delayed; provided, however, that (i) such Lender's obligations under this Agreement (including its Commitments to the Borrower hereunder) shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Lender shall remain the holder of any such Note or Notes for all purposes of this Agreement; (iv) the amount of the Commitment of a Lender being participated shall (except in the case of participation to other Lenders) in no event be less than the lesser of (i) $5,000,000 or (ii) the sum of the outstanding principal amount of the total Term Loans and total Revolving Loan Commitment of the Lender offering such participation; (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; (vi) any Participant which is not an Affiliate of such Lender shall have no right to require such Lender to take or omit to take any action under this Agreement or any Note; provided, further, however, that a participation agreement between a Lender and a Participant may require a Lender to take or omit to take an action under this Agreement or a Note with respect to the extension of the Stated Maturity Date of a Loan in which such participation was sold (or a reduction or forgiveness of the principal amount of or rate of interest or fees or commissions on a Loan in which such participation was sold) or the release of all or substantially all of the collateral security, or, if such Participant purchased its participation in the Term Loans, the modification of the payment date or amount of any required principal payment set forth in clause (c) of Section 3.1. Each Lender agrees to incorporate no more than the requirements set forth in the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable, each Participant shall, to the extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided, that any Participant exercising such right shall be obligated to share with the Lenders, as if such Participant were a "Lender" hereunder, the amount of any such setoff. The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, the last sentence of 10.3 and 10.4, shall be considered (and deemed to be) a Lender.

          (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 10.11, disclose to the assignee or Participant (each a "Transferee") or proposed Transferee, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or Participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender to the same extent as the Lender hereunder.

          (h) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that, under applicable law and treaties as then in effect, no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (i) Notwithstanding the foregoing, nothing in this Section shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans and to issue or participate in Letters of Credit) under this Agreement and/or its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

          SECTION 10.13. Execution on Behalf of Corporation. Any signature by any Authorized Officer on this Agreement, any Loan Document and any other instrument and certificate executed or to be executed pursuant to or in connection with this Agreement or such other Loan Documents, instruments or certificates is provided only in such Authorized Officer's capacity as a corporate officer, and not in any way in such Authorized Officer's personal capacity.

          SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          SECTION 10.15. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   DURA AUTOMOTIVE SYSTEMS, INC.


                                   By  /s/ Robert Hibbs
                                     ----------------------------------

                                     Its  Vice Prsident
                                        -------------------------------

                                   Address:  1708 Northwood
                                             Troy, Michigan  48084-5353

                                   Facsimile No.:  (810) 362-8377

                                   Attention:  David Bovee

                                   with a copy to:
                                        Hidden Creek Industries
                                        4508 IDS Center
                                        Minneapolis, Minnesota  55402

                                   Facsimile No.:  (612) 332-2012

                                   Attention:  Robert R. Hibbs


                                   CONTINENTAL BANK, as Agent


                                   By  /s/ Robert A. Pierce
                                     ----------------------------------
                                     Its  Vice President
                                        -------------------------------

                                   Address:   231 South LaSalle Street
                                              Chicago, Illinois  60697

                                   Facsimile No.:  (312) 987-7384
                                                  (Answerback CONILLBK)

                                   Attention:  Robert A. Pierce

                                  THE BANK OF NOVA SCOTIA, as Co-Agent


                                  By  /s/ James R. Trimble
                                    ----------------------------------
                                    Its  Senior Relationship Manager
                                       -------------------------------

                                  Address:   One Liberty Plaza
                                             26th Floor
                                             New York, New York  10006

                                  Facsimile No.:  (212) 225-5090

                                  Attention:  Mr. James R. Trimble


                                  COMERICA BANK, as Co-Agent


                                  By  /s/ David B. Marvin
                                    ----------------------------------
                                    Its  Vice President
                                       -------------------------------

                                  Address:   P.O. Box 75000
                                             Detroit, Michigan  48275
                                             Mail Code 3241

                                  Facsimile No.:  (313) 222-5759

                                  Attention:  David B. Marvin


                                  THE CHASE MANHATTAN BANK, N.A.,
                                  as Co-Agent


                                  By  /s/ Patricia B. Bril
                                    ----------------------------------
                                    Its  Managing Director
                                       -------------------------------

                                  Address:   One Chase Manhattan Plaza
                                             New York, New York  10081

                                  Facsimile No.:  (212) 552-1457

                                  Attention:  Charles Kornberger

     PERCENTAGE                     LENDERS
     ----------                     -------

                                   CONTINENTAL BANK,
Term Loan:        25%              as a Lender and the Issuer
Revolving Loans:  25%

                                   By:  /s/ Robert A. Pierce
                                      ---------------------------------
                                      Title:  Vice President
                                            ---------------------------
                                   Domestic
                                   Office:  231 South LaSalle Street
                                            Chicago, Illinois  60697

                                   Facsimile No.:  (312) 987-5891

                                   Attention:  Robert A. Pierce

                                   Eurodollar
                                   Office:  231 South LaSalle Street
                                            Chicago, Illinois  60697

                                   Facsimile No.:  (312) 828-5891

                                   Attention:  Robert A. Pierce

     PERCENTAGE                    LENDERS
     ----------                    -------
                                   THE BANK OF NOVA SCOTIA,
Term Loan:        18.75%           as a Lender
Revolving Loans:  18.75%

                                   By:  /s/ James R. Trimble
                                      --------------------------------
                                      Title:  Senior Relationship Mgr.
                                            --------------------------

                                   Domestic
                                   Office:   One Liberty Plaza
                                             26th Floor
                                             New York, New York  10006

                                   Facsimile No.:  (212) 225-5090

                                   Attention:  Mr. James R. Trimble

                                   Eurodollar
                                   Office:   One Liberty Plaza
                                             26th Floor
                                             New York, New York  10006

                                   Facsimile No.:  (212) 225-5090

                                   Attention:  Mr. James R. Trimble

     PERCENTAGE                    LENDERS
     ----------                     -------
                                   COMERICA BANK,
Term Loan:        18.75%           as a Lender
Revolving Loans:  18.75%

                                   By:  /s/ David B. Marvin
                                      ------------------------------------
                                      Title:  Vice President
                                            ------------------------------
                                      Metropolitan Loan Department C

                                   Domestic
                                   Office:   P.O. Box 75000
                                             Detroit, Michigan  48275
                                             Mail Code 3241

                                   Facsimile No.:  (313) 222-5759

                                   Attention:  David B. Marvin

                                   Eurodollar
                                   Office:   100 Renaissance Center
                                             9th Floor
                                             Detroit, Michigan  48275

                                   Facsimile No.:  (313) 222-5759

                                   Attention:  David B. Marvin

     PERCENTAGE                    LENDERS
     ----------                    -------
                                   THE CHASE MANHATTAN BANK, N.A.,
Term Loan:        18.75%           as a Lender
Revolving Loans:  18.75%

                                   By:  /s/ George C. Hart
                                      ---------------------------------
                                      Title:   VP
                                             --------------------------
                                   Domestic
                                   Office:  One Chase Manhattan Plaza
                                            New York, New York  10081

                                   Facsimile No.:  (212) 552-1457

                                   Attention:  Charles Kornberger

                                   Eurodollar
                                   Office:  One Chase Manhattan Plaza
                                            New York, New York  10081

                                   Facsimile No.:  (212) 552-1457

                                   Attention:  Charles Kornberger

     PERCENTAGE                    LENDERS
     ----------                    -------
                                   FIRST BANK NATIONAL ASSOCIATION,
Term Loan:        9.375%           as a Lender
Revolving Loans:  9.375%

                                   By:  /s/ Mark McDonald
                                      ---------------------------------
                                      Title:   Vice President
                                             --------------------------

                                   Domestic
                                   Office:  601 Second Avenue South
                                            Minneapolis, Minnesota 55402

                                   Facsimile No.:  (612) 973-0822

                                   Attention:  Mark R. McDonald or
                                               Barbara DeVahl

                                   Eurodollar
                                   Office:  601 Second Avenue South
                                            Minneapolis, Minnesota 55402

                                   Facsimile No.:  (612) 973-0822

                                   Attention:  Mark R. McDonald or
                                               Barbara DeVahl

     PERCENTAGE                    LENDERS
     ----------                    -------
                                   MERCANTILE BANK OF ST. LOUIS
Term Loan:        9.375%           NATIONAL ASSOCIATION
Revolving Loans:  9.375%           as a Lender


                                   By:
                                      ---------------------------------
                                     Title:  Vice President
                                           ----------------------------

                                   Domestic
                                   Office:  721 Locust Street
                                            St. Louis Missouri  63101

                                   Facsimile No.:  (314) 425-2162

                                   Attention:  Tim Hassler

                                   Eurodollar
                                   Office:  721 Locust Street
                                            St. Louis, Missouri  63101

                                   Facsimile No.:  (314) 425-2162

                                   Attention:  Tim Hassler

                                   EXHIBITS
                                   --------



A         Borrowing Base Certificate
B-1       Borrowing Request
B-2       Issuance Request
C         Compliance Certificate
D         Continuation/Conversion Notice
E         MC Guaranty
F-1       MC Pledge Agreement
F-2       Pledge Agreement
G-1       Revolving Note
G-2       Term Note
H         Security Agreement
I         Subsidiary Guaranty
J         Closing Certificate
K         Solvency Certificate
L         Kirkland & Ellis Opinion
M         Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. Opinion
N         Assignment and Assumption Agreement


                                   SCHEDULES
                                   ---------


5.1.6     Description of Real Estate
6.6       Litigation
6.7       Subsidiaries
6.10      ERISA
6.11      Environmental
7.2.2(b)  Indebtedness
7.2.3(b)  Permitted Liens
7.2.5(a)  Investments
7.2.12    Ford Letter Agreement
7.2.16    Permitted Management Fees
7.2.17    Restrictive Agreements